                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): January 24, 2006

                      NEURO-HITECH PHARMACEUTICALS, INC.
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              (Exact Name of Registrant as Specified in Charter)

              Delaware               333-125699              20-4121393
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 (State or other jurisdiction     (Commission File          (IRS Employer
         of incorporation)             Number)            Identification  No.)

              One Penn Plaza, Suite 2514
                  New York, New York                          10119
       (Address of principal executive offices)             (Zip Code)
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      Registrant's telephone number, including area code: (212) 798-8100

                    Neurotech Pharmaceuticals, Inc.
                      627 Moberly Road, Suite 601
                      Vancouver, British Columbia
                            Canada V5Z 4B3
                    --------------------------------
                   (Former name or former address, if
                       changed since last report)

==============================================================================

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                       NEURO-HITECH PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS

Item 5.02.  Departure of Directors or Principal Officers; Election of
            Directors; Appointment of Principal
            Officers..........................................................43

Item 5.03.  Amendments to Certificate of
            Incorporation or Bylaws;

                                       i

ITEMS 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

THE MERGER

      On January 17, 2006, Northern Way Resources, Inc., a Nevada corporation
("Northern-NV") was merged with and into Northern Way Resources Inc., a Delaware corporation ("Northern-DE") for the sole purpose of changing its state of incorporation from Nevada to Delaware pursuant to an Agreement and Plan of
Merger dated January 12, 2006 ("Reincorporation Merger Agreement"), approved by stockholders on January 12, 2006 ("Reincorporation Merger"). Under the terms of the Reincorporation Merger, each share of Northern-NV was exchanged for one share of Northern-DE. In connection with the Reincorporation Merger, Northern-DE changed its name to Neurotech Pharmaceuticals, Inc. ("Neurotech").

      On January 24, 2006 Neurotech entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") by and among Neurotech, Marco Hi-Tech
JV Ltd., a privately held New York corporation ("Marco"), and Marco Acquisition
I, Inc., a newly formed wholly-owned Delaware subsidiary of Neurotech
("Acquisition Sub"). Upon closing of the merger transactions contemplated under the Merger Agreement (the "Merger"), Acquisition Sub was merged with and into
Marco, and Marco became a wholly-owned subsidiary of Neurotech.

      On January 25, 2006,  Neurotech  filed a  Certificate  of Amendment to its
Certificate  of  Incorporation  in the State of  Delaware in order to change its name to Neuro-Hitech Pharmaceuticals, Inc. ("Neuro-Hitech").

      Pursuant to the terms and conditions of the Merger Agreement:

      o     Each share of Marco issued and outstanding immediately prior to the closing of the Merger was exchanged for .5830332 shares of
            Neuro-Hitech common stock, par value $0.001 per share ("Neuro-Hitech
            Common Stock");

      o     1,527,500 shares of Neuro-Hitech Common Stock, which were registered under a  registration  statement  on Form  SB-2  for  resale  by the holders thereof, will remain outstanding;

      o     6,044,750 shares of Neuro-Hitech Common Stock held will be cancelled;

      o     Immediately  after the  closing of the Merger on January  24,  2006, there were 7,691,506 shares of Neuro-Hitech  Common Stock issued and outstanding,  approximately  80% of which  shares  were  held by the former shareholders of Marco, talking into account the cancellations referred to above;

      o     Upon the closing of the Merger, each outstanding option or warrant to acquire Marco's capital stock were assumed by Neuro-Hitech and became exercisable for shares of Neuro-Hitech's Common Stock; and

      o     Upon closing of the Merger, Keith Andrews resigned as the sole director and officer of Neuro-Hitech.

      In addition:

      o     $3,250,000   in  private   placement   proceeds   were  accepted  by
            Neuro-Hitech on January 24, 2006;

      o     $862,500 in private placement proceeds were accepted by Neuro-Hitech on January 27, 2006;

      o     $287,500  in  private  placement  subscriptions  remained  in escrow pending acceptance;

      o     Upon  closing  of the  Merger,  Neuro-Hitech's  board  of  directors consisted of Reuben Seltzer and Alan  Kestenbaum,  both of whom were existing  directors of Marco.  Immediately  following the closing of the Merger the size of the board of directors was increased and Mark
            Auerbach and John  Abernathy  were appointd to fill vacancies on the baord of directors.

      Prior to the closing of the Merger,  there were no material  relationships between Neuro-Hitech and Marco or any of their respective affiliates, other than in respect of the Merger Agreement.

      The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      As used in this Current Report on Form 8-K, unless the context otherwise requires, the term "the Company" refers to Neuro-Hitech and its subsidiaries following the closing of the Merger. Information regarding the Company, Marco and the principal terms of the Merger are set forth below.

                                     MERGER

      THE MERGER. On January 24, 2006, Neurotech entered into the Merger
Agreement with Marco and Acquisition Sub. Upon closing of the Merger on January
24, 2006, Acquisition Sub was merged with and into Marco, and Marco became a wholly-owned subsidiary of Neurotech. On January 25, 2006, Neurotech changed its name to Neuro-Hitech Pharmaceuticals, Inc.

      Pursuant to the Merger Agreement, at closing, shareholders of Marco received .5830332 shares of Neuro-Hitech's Common Stock for each issued and outstanding share of Marco's common stock, par value $.01 per share. As a result, at closing of the Merger, Neuro-Hitech issued 6,164,006 shares of
Neuro-Hitech Common Stock to the former stockholders of Marco, representing approximately 80% of outstanding Neuro-Hitech Common Stock following the Merger, in exchange for 100% of the outstanding capital stock of Marco.

      As a result of the closing of the Merger, Reuben Seltzer and Alan
Kestenbaum were each issued 50 shares of Class A common stock, par value $0.001 per share, of Neuro-Hitech ("Class A Common Stock"). As provided in
Neuro-Hitech's Certificate of Incorporation, holders of Class A Common Stock shall have the right to elect that number of directors that would equal one-half of the number of directors that would at any time be required to serve on the board of directors of Neuro-Hitech in order to constitute the entire board of directors, plus one additional member of the board of directors (the "Class A
Directors"). The resignation, withdrawal, suspension, or removal of any director shall not require any reduction in the Class A Directors then in office. In addition, the holders of Class A Common Stock shall (i) be entitled to one vote per share on all matters for which the vote of holders of Neuro-Hitech Common
Stock is taken; and (ii) have such rights as to dividends and upon liquidation of the Corporation and such other rights as shall be available to the holders of shares of Neuro-Hitech Common Stock. Shares of Class A Common Stock may be
redeemed at the election of the holders of Class A Common Stock at par value.

      Subsequent to the closing of the Merger, Neuro-Hitech completed a private offering to accredited investors of units, with each unit consisting of (i)
10,000 shares of Neuro-Hitech Common Stock and (ii) a detachable, transferable three-year warrant to purchase 2,500 shares of Neuro-Hitech Common Stock, and expects to receive aggregate gross proceeds of approximately $4,375,000 at the completion of the private offering (the "Offering") on January 31, 2006. See
Item 3.02 below.

      Subsequent to the closing of the Merger, Neuro-Hitech completed a private offering to accredited investors of units, with each unit consisting of (i)
10,000 shares of Neuro-Hitech Common Stock and (ii) a detachable, transferable three year warrant to purchase 2,500 shares of Neuro-Hitech Common Stock, and expects to receive aggregate gross proceeds of approximately $4,375,000 at the completion of the private placement offering on January 31, 2006 (the
"Offering"). See Item 3.02 below.

      The Company assumed all of Marco's obligations under its outstanding stock options and warrants. At the time of the Merger, Marco had outstanding stock options and warrants to purchase an aggregate of 100,000 and 82,000 shares of
Marco's common stock, respectively, which outstanding options and warrants became stock options and warrants to purchase the same number of shares of
Neuro-Hitech's Common Stock, after giving effect to the Merger. Neither
Neuro-Hitech nor Marco had any other options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Offering.

      The shares of Neuro-Hitech Common Stock issued to former holders of
Marco's common stock in connection with the Merger, and the shares of
Neuro-Hitech Common Stock and warrants issued in the Offering, were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 4(2) of the
Securities Act and Regulation D promulgated under that Section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Certificates representing these shares contain a legend stating that the shares were acquired in private transactions and have not been registered.

           In connection with the Merger, 6,044,750 shares of Neuro-Hitech common stock owned by Neurotech stockholders were cancelled. Giving effect to the cancellation, there were 1,527,500 shares of Neuro-Hitech Common Stock outstanding before giving effect to the stock issuances in the Merger and the
Offering. The 1,527,500 shares constitute Neuro-Hitech's "public float" prior to the Merger and will continue to represent the shares of Common Stock of
Neuro-Hitech held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act permits additional sales, or a further registration statement has been declared effective. Pursuant to the plan of distribution described in a registration statement on Form SB-2 filed for
Northern-NV during 2005, following completion of the Merger, the registered public float shares may be sold in one or more private transactions, in market transactions, and as otherwise described in the Form SB-2, by the holders thereof.

      CHANGES RESULTING FROM THE MERGER. The Company intends to carry on Marco's business as its sole line of business. The Company has relocated its executive offices to Marco's executive offices at One Penn Plaza, New York, New York
10119. The Company's telephone number at such address is (212) 798-8100.

      Pre-Merger stockholders of Northern-NV will not be required to exchange their existing Northern-NV stock certificates for certificates of Neuro-Hitech, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the
Merger. The American Stock Exchange and Nasdaq Capital Market, where
Neuro-Hitech intends to apply to list its common stock for trading, will also consider the submission of existing stock certificates as "good delivery."
Neuro-Hitech cannot be certain that it will receive approval to list its common stock on any exchange or market.

      The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) Marco's common stock by written consent in lieu of a meeting on January 24, 2006 and (ii) Acquisition Sub common stock by written consent in lieu of a meeting on January 24, 2006. Under New York corporate law, Marco's shareholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their rights as shareholders, that Marco pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

      CHANGES TO THE BOARD OF DIRECTORS. Upon closing of the Merger, Keith
Andrews resigned as the sole director and officer of Neuro-Hitech. As contemplated the Merger Agreement, (i) Reuben Seltzer, Alan Kestenbaum, Mark
Auerbach and John Abernathy, were elected as directors of Neuro-Hitech and (ii)
Reuben Seltzer and Alan Kestenbaum were elected as directors of Marco, effective at the closing of the Merger.

      Directors will hold office for a two (2) year term,  until the 2008 Annual
Mmeeting  of  Directors  and  until  the  election  and  qualification  of their successors,  or until their  earlier  resignation  or  retirement.  Officers are elected by the board of directors and serve at the discretion of the board.

      ACCOUNTING TREATMENT; CHANGE OF CONTROL. The Merger is being accounted for as a "reverse merger," since the shareholders of Marco will own a majority of the outstanding shares of Neuro-Hitech common stock immediately following the
Merger. Marco is deemed to be the acquiror in the reverse merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Marco and will be recorded at the historical cost basis of Marco. Except as described in the previous paragraphs and in "Certain Relationships and Related Transactions," no
arrangements or understandings exist among present or former controlling stockholders of Neuro-Hitech with respect to the election of members of the
Company's board of directors and, to the Company's knowledge, no other arrangements exist that may result in a change of control of the Company.
Further, as a result of the issuance of the shares of Neuro-Hitech Common Stock pursuant to the Merger, a change in control of the company occurred on the date of the consummation of the Merger. Neuro-Hitech will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Merger.

                           DESCRIPTION OF THE COMPANY

      Northern-NV was formed as a Nevada corporation on February 1, 2005 for the purpose of acquiring exploration and development stage natural resource properties. Northern-NV has been in the development stage since its inception and had not commenced business operations prior to the Merger. On January 17,
2006, Northern-NV merged with and into Northern-DE. In connection with the
Reincorporation Merger, Northern-DE changed its name to Neurotech
Pharmaceuticals, Inc. On January 25, 2006, Neurotech changed its name to
Neuro-Hitech Pharmaceuticals, Inc.

      Marco was incorporated in the State of New York on December 11, 1996.
Through 2005, Marco was focused primarily on licensing proprietary Huperzine A
("HupA") technology from independent third-party developers and investigators, including the Mayo Foundation for Medical Education and Research in Rochester,
Minnesota (the "Mayo Foundation") and conducting analytical work and clinical trials of HupA, and until such time operated with no full-time employees and minimal internal resources. In addition, from time to time, Marco has imported and sold inventories of natural huperzine to vitamin and supplement suppliers to generate revenues. In 2005, Marco determined to raise additional capital to pursue additional approvals and undertake necessary studies for the development and commercialization of HupA, including securing rights to third-party transdermal patch technology and may change its manner of operations to reflect increased activity, including personnel needs. Although Marco's primary focus is the commercialization of HupA, Marco also investigates and considers other drugs and compounds with neurological applications.

      After the Merger, the Company succeeded to the business of Marco as its sole line of business and adopted the name Neuro-Hitech Pharmaceuticals, Inc.

                             DESCRIPTION OF BUSINESS

      All references to the "Company" for periods prior to the closing of the
Merger refer to Marco, and references to the "Company" for periods subsequent to the closing of the Merger refer to Neuro-Hitech and its subsidiaries.

OVERVIEW

      The Company is a development-stage bio-pharmaceutical company engaged in the development and commercialization HupA for a variety of degenerative neurological disorders. Through a collaboration with the Alzheimer's Disease
Cooperative Study ("ADCS"), formed in 1991 as a cooperative agreement between the National Institute of Aging and the University of California San Diego, for
advancing the research of drugs for treating patients with Alzheimer's disease
("AD"), the National Institutes of Health ("NIH") and Georgetown University
Medical Center ("Georgetown"), the Company has completed Phase I studies and is currently conducting Phase II clinical trials for HupA. HupA is a cholinesterase inhibitor that the Company believes may be effective in the treatment of AD and
Mild Cognitive Impairment ("MCI"), although, to date, its efforts have been focused upon HupA's effectiveness in AD.

AD AND MCI

      AD is a chronic neurodegenerative disorder characterized by a loss of cognitive ability, severe behavioral abnormalities, and ultimately death, for which there is no known cure. MCI is a relatively new classification of memory disorder that is characterized by noticeable memory loss, but otherwise normal behavior. According to the Mayo Clinic, MCI converts to AD at a rate of 10 to
15% a year.

      According to the ADCS there is no known cure for AD or MCI. However, for some people in the early and middle stages of the disease, the drugs donepezil
(Aricept(R)), rivastigmine (Exelon(R)), or galantamine (Razadyne(R), previously known as Reminyl(R)) may help prevent some symptoms from becoming worse for a limited time. Another drug, memantine (Namenda(R)), has been approved to treat moderate to severe AD, although it also is limited in its effects. Also, some medicines may help control behavioral symptoms of AD such as sleeplessness, agitation, wandering, anxiety, and depression. Treating these symptoms often makes patients more comfortable and makes their care easier for caregivers.

HUPERZINE A

      HupA is an alkaloid compound originally derived from the club moss
Huperzia serrata. It is believed that a traditional Chinese herbal medicine prepared from Huperzia, Qian Ceng Ta, has been used for centuries in tea form, both as a cognition enhancer and to treat fever and inflammation. Currently, purified HupA compound is used in China as a prescription drug for treating AD and other forms of dementia. The Company has sought to identify and license HupA compounds for approval as HupA drugs.

      Both pre-clinical and animal and human clinical studies using United
States Food and Drug Administration ("FDA") and other protocol end points conducted both in China and in the U.S. suggest that HupA:

     o    may prove to be more efficacious in improving cognitive function in patients suffering from dementia than the other currently approved drugs for early and middle stage AD;

     o    may have significantly longer inhibitory action at lower doses than the other approved drugs for early and middle stage AD;

     o    may prove to not induce the unpleasant side effects resulting from use of other approved drugs for early and middle stage AD;

     o    may be effective not only in increasing the brain's acetylcholine levels, but also levels of other important neurotransmitters such as dopamine and noradrenaline;

     o    may have high oral bioavailability, and good penetration through the blood-brain barrier; and

     o    may   exhibit   significant   neuroprotective   properties,   and  may
          significantly  decrease  neuronal cell death due to  glutamate-induced
          excitotoxicity.   To  date,  the  Company   believes   neuroprotective
          properties  have  not  been  exhibited  by  any  other   acetylcholine
          inhibitor

      Although not being pursued by the Company at this time, Chinese clinical studies have indicated that HupA may also have potential in the treatment of myasthenia gravis, a progressive autoimmune disease resulting in neuromuscular failure, which, untreated can lead to blindness and death from respiratory failure. In a 1986 study by Y.S. Cheng et al., it was shown that HupA controlled the clinical manifestations of the disease in 99% of the 128 patients treated.
Additional research at the Walter Reed Institute of Research indicates that HupA may also have application as a nerve gas antidote.

LICENSES/PATENTS

      The Company holds an exclusive license for two composition of matter patents and four process patents for Racemic Huperzine A, HupA and their analogues and derivatives from the Mayo Foundation. One of these is an exclusive license for a C-10 HupA analogue that may be eight times more potent a cholinesterase inhibitor than the base HupA molecule. The Company holds licenses under the following patents: United States Patent Nos. 4,929,731, 5,104,880,
5,106,979, 5,547,960, 5,663,344, 5,869,672.

      The Company has an exclusive worldwide license to the four patents pursuant to a Technology License Contract with the Mayo Foundation (the "Mayo
Licensing Agreement") and rights to patents or future developments. The Company made an initial, nonrefundable royalty payment of $82,500 when it entered into the Mayo Licensing Agreement in 1997 and upon filing of the IND Marco paid
$25,000 to Mayo in 2002, and will be required to make, once FDA approval is received, quarterly royalty payments of 5% of net sales of the Licensed Products and 1% of net sales of any Natural Products (as such terms are defined in the
Mayo Licensing Agreement) sold by the Company prior to May 29, 2007, with an annual royalty of $300,000. The Company is also obligated to make certain milestone royalties payments. Prior to obtaining FDA approval of a Licensed or a
Natural Product the Company is obligated to pay the Mayo Foundation $10,000 annually. The Company also has an option to license any patents that issue as a result of continuations, continuations-in-part, divisional or foreign applications filed based on the licensed patent upon payment of $15,000. The
Mayo Foundation has the option under the Mayo Licensing Agreement to purchase products from the Company at a 30% discount to market.

STRATEGY

      The Company's strategy is to make HupA available in both oral and transdermal form. The Company believes that HupA can effectively be delivered transdermally because of its low dosage requirement, and low molecular weight.

The Company is currently negotiating an exclusive license with Xel
Herbaceuticals, Inc. ("Xel") which has developed a prototype transdermal patch that is believed to effectively deliver HupA into the bloodstream. The Company entered into a term sheet with Xel in September 2005 for the exclusive license of Xel's intellectual property and products development know-how related to transdermal HupA technology for the treatment of AD for commercialization in the
United States and Canada. The term sheet provides for an initial $250,000 payment, $92,500 monthly payments for 16 months and overruns not to exceed
$250,000 for the development of the prototype product pursuant to a development agreement and an exclusive license to commercialize the product for a $400,000 initial license fee and certain milestone payments and 7-10% royalties on net sales.

      The Company's primary focus is completing the Phase II clinical trial for
HupA in conjunction with Georgetown University Medical Center ("Georgetown") and the ADCS. The Company presently anticipates that this phase will be completed in the fourth quarter of 2006, with data compilation expected to be completed in the first quarter of 2007. In December 2003, the Company entered into a clinical research agreement, which amended in November 2005, with Georgetown pursuant to which Georgetown will provide the Company with Phase II research in consideration of $1,846,667 payable in installments upon the achievement of certain milestones. This Agreement may be terminated by either party upon 30 days notice and expires on August 31, 2007.

      The Company currently intends to focus upon the development of collaborative, joint and strategic alliances and licensing arrangements with various pharmaceutical companies for marketing the Company's products once FDA approval is obtained, although there can be no assurance that FDA approval will be obtained. The Company presently believes the estimated additional costs to bring the product to market as an oral dose drug, after completing two Phase III clinical trials, will be approximately $30-40 million, although no assurances as to future cost can be made. These costs may increase.

      Upon obtaining FDA approval for HupA, it is anticipated that the Company's collaborative partners, if the Company is successful in obtaining collaborative partners, will be primarily responsible for the sale and distribution of transdermal HupA products. Efforts will be made to reach licensing agreements with collaborative partners to participate in earlier phases of the drug development process for the Company's products, negating the need for it to obtain financing for the additional development costs. This strategy may enable the Company to gain access to the marketing expertise and resources of the
Company's potential partners, and to lower its capital requirements.

MARKETING

      According to the ADCS, AD is both the most common cause of dementia and the fourth leading cause of death in the industrialized world, affecting approximately one in five persons over the age of 80 years. Currently, AD afflicts some 4.5 million Americans, including approximately 5% of the U.S.
population between the ages of 65 and 74, and nearly half of those over 85.
According to the ACDS, the annual cost of caring for those with AD is in excess of $100 billion in the United States alone. Finding a way to delay the onset of symptoms by five years may reduce by half the number afflicted, with a corresponding savings in dollar terms.

      In addition to the market for AD, acetylcholine compounds such as HupA may provide potential benefits to patients diagnosed with MCI by slowing down the advent of AD or other forms of dementia. According to the Mayo Clinic, MCI afflicts up to 20% of the non-demented population over 65.

      A marketing study funded by the Company has shown that in addition to these two concerns, patient compliance is a crucial factor in determining patient and doctor choice in choosing a medication for AD. Very often it is the responsibility of a caregiver to remind the patient to take the orally given medications. Recognizing this, the Company hopes to develop and license a multi-day transdermal patch, which, if successfully realized, will be able to be applied to the patient for more than one day.The Company believes that some advantages of a transdermal delivery include:

      o     avoidance of first-pass metabolism; better control of drug and metabolite plasma levels leading to improved therapy with reduced side effects;

      o     avoidance of non-compliance resulting, for example, from patients forgetting to take the medication; and

      o     improved quality of life for caregiver who only needs to replace the patch once per week.

RESEARCH AND DEVELOPMENT

      The Company spent approximately $494,633 and $243,010 in the fiscal years ended December 2004 and 2003, respectively, on research and development.

MANUFACTURING AND RAW MATERIALS

      The Company does not have, and does not intend to establish, manufacturing facilities to produce its product candidates in the near or mid-term. The
Company plans to control capital expenditures by using contract manufacturers to produce product candidates. It is the Company's belief that there are a sufficient number of high quality GLP (Good Laboratory Practice) and GMP (Good
Manufacturing Practice) contract manufacturers available, and the Company has had discussions and in some instances established relationships to fulfill its production needs for research and clinical use.

      The manufacturer of Neuro-Hitech's product candidates or any future product, whether done by third-party contractors as planned or internally, will be subject to rigorous regulations, including the need to comply with the FDA's current GMP standards. As part of obtaining FDA approval for each product, each of the manufacturing facilities must be inspected, approved by and registered with the FDA. In addition to obtaining FDA approval of the prospective manufacturer's quality control and manufacturing procedures, domestic and foreign manufacturing facilities are subject to periodic inspection by the FDA and/or foreign regulatory authorities.

      The Company currently attempts to manage the risk associated with sole-sourced raw materials by active inventory management. A material shortage, contamination, and/or recall could adversely affect the manufacturing of the
Company's products.

GOVERNMENT REGULATION

      The Company focuses on the development of both branded drug products
(which require NDAs). The research and development, manufacture and marketing of controlled-release pharmaceuticals are subject to regulation by U.S., Canadian and foreign governmental authorities and agencies. Such national agencies and other federal, state, provincial and local entities regulate the testing, manufacturing, safety and promotion of the Company's products. Regulations applicable to the Company's products may change as the currently limited number of approved controlled-release products increases and regulators acquire additional experience in this area.

UNITED STATES REGULATION

NEW DRUG APPLICATION

      The Company will be required by the FDA to comply with NDA procedures for its branded products prior to commencement of marketing by the Company, or the
Company's licensees. New drug compounds and new formulations for existing drug compounds which cannot be filed as ANDAs are subject to NDA procedures. These procedures include (a) preclinical laboratory and animal toxicology tests; (b)
scaling and testing of production batches; (c) submission of an investigational new drug application ("IND"), and subsequent approval is required before any human clinical trials can commence; (d) adequate and well controlled replicate human clinical trials to establish the safety and efficacy of the drug for its intended indication; (e) the submission of an NDA to the FDA; and (f) FDA approval of an NDA prior to any commercial sale or shipment of the product, including pre-approval and post-approval inspections of its manufacturing and testing facilities. If all of this data in the product application is owned by the applicant, the FDA will issue its approval without regard to patent rights that might be infringed or exclusivity periods that would affect the FDA's ability to grant an approval if the application relied upon data which the applicant did not own. The Company currently intends to generate all data necessary to support FDA approval of the applications the Company files.

      Preclinical laboratory and animal toxicology tests may have to be performed to assess the safety and potential efficacy of the product. The results of these preclinical tests, together with information regarding the methods of manufacture of the products and quality control testing, are then submitted to the FDA as part of an IND requesting authorization to initiate human clinical trials. Once the IND notice period has expired, clinical trials may be initiated, unless a hold on clinical trials has been issued by the FDA.

      Clinical trials involve the administration of a pharmaceutical product to individuals under the supervision of qualified medical investigators that are experienced in conducting studies under "Good Clinical Practice" guidelines.
Clinical studies are conducted in accordance with protocols that detail the objectives of a study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA and to an Institutional Review Board prior to the commencement of each clinical trial.
Clinical studies are typically conducted in three sequential phases, which may overlap. In Phase I, the initial introduction of the product into human subjects, the compound is tested for absorption, safety, dosage, tolerance, metabolic interaction, distribution, and excretion. Phase II involves studies in a limited patient population with the disease to be treated to (1) determine the efficacy of the product for specific targeted indications, (2) determine optimal dosage and (3) identify possible adverse effects and safety risks. In the event
Phase II evaluations demonstrate that a pharmaceutical product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken to further evaluate clinical efficacy of the product and to further test its safety within an expanded patient population at geographically dispersed clinical study sites. Periodic reports on the clinical investigations are required.

      The Company, or the FDA, may suspend clinical trials at any time if it is believed that clinical subjects may be exposed to unacceptable health risks. The results of the product development, analytical laboratory studies and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercialization of a pharmaceutical product.

ABBREVIATED NEW DRUG APPLICATION

      Although not applicable to the current business model of the Company, in certain companies where the objective is to develop a generic version of an approved product already on the market in controlled-release dosages, an ANDA may be filed in lieu of filing an NDA. Under the ANDA procedure, the FDA waives the requirement to submit complete reports of preclinical and clinical studies of safety and efficacy and instead requires the submission of bio-equivalency data, that is, demonstration that the generic drug produces the same effect in the body as its brand-name counterpart and has the same pharmacokinetic profile, or change in blood concentration over time. The ANDA procedure would be available to the Company for a generic version of a drug product approved by the
FDA. In certain cases, an ANDA applicant may submit a suitability petition to the FDA requesting permission to submit an ANDA for a drug product that differs from a previously approved reference drug product (the " Listed Drug ") when the change is one authorized by statute. Permitted variations from the Listed Drug include changes in: (1) route of administration, (2) dosage form, (3) strength and (4) one of the active ingredients of the Listed Drug when the Listed Drug is a combination product. The FDA must approve the petition before the ANDA may be submitted. An applicant is not permitted to petition for any other kinds of changes from listed drugs. The information in a suitability petition must demonstrate that the change from the Listed Drug requested for the proposed drug product may be adequately evaluated for approval without data from investigations to show the proposed drug product's safety or effectiveness. The advantages of an ANDA over an NDA include reduced research and development costs associated with bringing a product to market, and generally a shorter review and approval time at the FDA.

PATENT CERTIFICATION AND EXCLUSIVITY ISSUES

      ANDAs are required to include certifications with respect to any third party patents that claim the Listed Drug or that claim a use for the Listed Drug for which the applicant is seeking approval. If applicable third party patents are in effect and this information has been submitted to the FDA, the FDA must delay approval of the ANDA until the patents expire. If the applicant believes it will not infringe the patents, it can make a patent certification to the holder of patents on the drug for which a generic drug approval is being sought, which may result in patent infringement litigation which could delay the FDA approval of the ANDA for up to 30 months. If the drug product covered by an ANDA were to be found by a court to infringe another company's patents, approval of the ANDA could be delayed until the patents expire. Under the Food Drug and
Cosmetic Act ("FDC"), the first filer of an ANDA with a "non-infringement"
certification is entitled to receive 180 days of market exclusivity. Subsequent filers of generic products would be entitled to market their approved product six months after the earlier of the first commercial marketing of the first filer's generic product or a successful defense of a patent infringement suit.

      Patent expiration refers to expiry of U.S. patents (inclusive of any extensions) on drug compounds, formulations and uses. Patents outside the United
States may differ from those in the United States. Under U.S. law, the expiration of a patent on a drug compound does not create a right to make, use or sell that compound. There may be additional patents relating to a person's proposed manufacture, use or sale of a product that could potentially prohibit such person's proposed commercialization of a drug compound.

      The FDC contains non-patent market exclusivity provisions that offer additional protection to pioneer drug products and are independent of any patent coverage that might also apply. Exclusivity refers to the fact that the effective date of approval of a potential competitor's ANDA to copy the pioneer

                                       10

drug may be delayed or, in certain cases, an ANDA may not be submitted until the exclusivity period expires. Five years of exclusivity are granted to the first approval of a "new chemical entity." Three years of exclusivity may apply to products which are not new chemical entities, but for which new clinical investigations are essential to the approval. For example, a new indication for use, or a new dosage strength of a previously approved product, may be entitled to exclusivity, but only with respect to that indication or dosage strength.
Exclusivity only offers protection against a competitor entering the market via the ANDA route, and does not operate against a competitor that generates all of its own data and submits a full NDA.

      If applicable regulatory criteria are not satisfied, the FDA may deny approval of an NDA or an ANDA or may require additional testing. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. The FDA may require further testing and surveillance programs to monitor the pharmaceutical product that has been commercialized. Noncompliance with applicable requirements can result in additional penalties, including product seizures, injunction actions and criminal prosecutions.

ADDITIONAL REGULATORY CONSIDERATIONS

      Sales of the Company's products by licensees outside the United States and
Canada are subject to regulatory requirements governing the testing, registration and marketing of pharmaceuticals, which vary widely from country to country.

      Under the U.S. Generic Drug Enforcement Act, ANDA applicants (including officers, directors and employees) who are convicted of a crime involving dishonest or fraudulent activity (even outside the FDA regulatory context) are subject to debarment. Debarment is disqualification from submitting or participating in the submission of future ANDAs for a period of years or permanently. The Generic Drug Enforcement Act also authorizes the FDA to refuse to accept ANDAs from any company which employs or uses the services of a debarred individual. The Company does not believe that it receives any services from any debarred person.

      In addition to the regulatory approval process, pharmaceutical companies are subject to regulations under provincial, state and federal law, including requirements regarding occupational safety, laboratory practices, environmental protection and hazardous substance control, and may be subject to other present and future local, provincial, state, federal and foreign regulations, including possible future regulations of the pharmaceutical industry. The Company believes that it is in compliance in all material respects with such regulations as are currently in effect.

ENVIRONMENTAL LAWS

      The Company is subject to comprehensive federal, state, and provincial environmental laws and regulations that govern, among other things, air polluting emissions, waste water discharges, solid and hazardous waste disposal, and the remediation of contamination associated with current or past generation handling and disposal activities, including the past practices of corporations as to which the Company is the successor. The Company does not expect that compliance with such environmental laws will have a material effect on its capital expenditures, earnings or competitive position in the foreseeable future. There can be no assurance, however, that future changes in environmental laws or regulations, administrative actions or enforcement actions, or remediation obligations arising under environmental laws will not drain the
Company's capital expenditures, and affect its earnings or competitive position.

COMPETITION

      The Company seeks to develop and market (either on its own or by license to third parties) proprietary products based on HupA. The Company's competition

                                       11

consists of those companies which develop drugs to treat AD, MCI and other forms of dementia, and companies that develop AD and MCI drugs and drug delivery systems for theses drugs.

      In recent years, research into AD and MCI has increased as the population ages. An increasing number of pharmaceutical companies are interested in the development and commercialization of products that treat these diseases. The
Company also expects that competition in the field of drug delivery will significantly increase in the future since smaller specialized research and development companies are beginning to concentrate on this aspect of the business. For each area, some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of these products, and some have invested funds in specialized drug delivery companies.

      Other companies may develop new drug formulations and products for AD or
MCI, or may improve existing drug formulations and products more efficiently than the Company can. In addition, almost all of the Company's competitors have vastly greater resources than the Company does. While the Company's product development capabilities and exclusive patent licenses may help it maintain a market position in the field of drug delivery, there can be no assurance that others will not be able to develop these capabilities, or alternative technologies outside the scope of the Company's patents, if any, or that even if patent protection is obtained, these patents will not be successfully challenged in the future.

EMPLOYEES

      As of December 1, 2005, the Company had no full-time employees and its activities were directed by the efforts of Reuben Seltzer and Alan Kestenbaum and several part-time personnel. Messrs. Seltzer and Kestenbaum, and other personnel, are primarily employed by other organizations and will continue to participate on a part-time basis and will not devote full-time efforts to the affairs of the Company following the Offering or the Merger. The Company may hire several full-time employees to be engaged in administration, research and development following closing of the Offering.

OFFICES AND LABORATORY FACILITIES

      The Company's office space at One Penn Plaza, Suite 2514, New York, New
York 10119 is provided by Marco Realty, an affiliate of Alan Kestenbaum, an officer, director and principal shareholder of the Company. The Company does not maintain any dedicated office or laboratory facilities at this time.

CORPORATE INFORMATION

      The Company's corporate headquarters are located at One Penn Plaza, New
York, NY 10119. The Company's telephone number is (212) 798-8100, and its fax number is 212-798-8183.

FORWARD-LOOKING STATEMENTS

      This Current Report on Form 8-K contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange
Act). To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking.
Forward-looking statements can be identified by the use of words such as
"expects," "plans" "will," "may," "anticipates," "believes," "should,"
"intends," "estimates," "projects" and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include those outlined in "Risk Factors" below and include, without limitation, the Company's limited and unprofitable operating history,

                                       12

the ability to raise capital to finance the growth of the Company's service offerings, the ability to increase its relationships with insurance companies and other providers, the effectiveness, profitability and the marketability of those offerings, the concentration of the Company's revenue among a few sources, the ability to identify, structure and integrate acquisitions, the ability of the Company to operate as a public company, the ability of the Company to comply with the regulatory requirements of the insurance industry, the Company's ability to protect its proprietary information, general economic and business conditions, the impact competition, the Company's expectations and estimates concerning future financial performance and financing plans, adverse results of any legal proceedings, the impact of current, pending or future legislation and regulation on the insurance and/or Internet industry, the volatility of the
Company's operating results and financial condition, the Company's ability to attract or retain qualified senior management personnel, including sales and marketing and technical personnel and other risks detailed from time to time in the Company's filings with the SEC, or otherwise.

      Information regarding market and industry statistics contained in this
Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities Offerings or economic analysis.
The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this
Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

      All references to the "Company" for periods prior to the closing of the
Merger refer to Marco, and references to the "Company" for periods subsequent to the closing of the Merger refer to Neuro-Hitech and its subsidiaries.

      THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION
CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN
THIS CURRENT REPORT ON FORM 8-K .

HISTORY

      Marco was incorporated in the State of New York on December 11, 1996.
Through 2005, Marco conducted analytical work and clinical trials of HupA and was focused primarily on licensing proprietary HupA technology from independent third-party developers and investigators, including the Mayo Foundation, and until such time operated with no full-time employees and minimal internal resources. In addition, from time to time, Marco has imported and sold inventories of natural huperzine to vitamin and supplement suppliers to generate revenues. In 2005, Marco determined to raise additional capital to pursue additional approvals and undertake necessary studies for the development and commercialization of HupA, including securing rights to third-party transdermal patch technology and may change its manner of operations to reflect increased activity, including personnel needs.

      On January 24, 2006, Marco Acquisition I, Inc., a wholly-owned subsidiary of Neurotech Pharmaceuticals, Inc. was merged with and into Marco. Upon the closing of the merger, Marco was a wholly-owned subsidiary of Neurotech
Pharmaceuticals, Inc. After the Merger, the Company succeeded to the business of
Marco as its sole line of business. On January 25, 2006, Neurotech changed its name to Neuro-Hitech Pharmaceuticals, Inc.

                                       13

PLAN OF OPERATION

      The Company is a development-stage bio-pharmaceutical company engaged in the development and commercialization HupA for a variety of degenerative neurological disorders. Through a collaboration with ADCS, and Georgetown, the
Company has completed Phase I studies and is currently conducting Phase II clinical trials for HupA. HupA is a cholinesterase inhibitor that the Company believes may be effective in the treatment of AD and MCI, although, to date, its efforts have been focused upon HupA's effectiveness in AD.

      According to the ADCS, AD is both the most common cause of dementia and the fourth leading cause of death in the industrialized world, affecting approximately one in five persons over the age of 80 years. Currently, AD afflicts some 4.5 million Americans, including approximately 5% of the U.S.
population between the ages of 65 and 74, and nearly half of those over 85.
According to the ACDS, the annual cost of caring for those with AD is in excess of $100 billion in the United States alone. Finding a way to delay the onset of symptoms by five years may reduce by half the number afflicted, with a corresponding savings in dollar terms.

      The Company's strategy is to make HupA available in both oral and transdermal form. The Company believes that HupA can effectively be delivered transdermally because of its low dosage requirement, and low molecular weight.
The Company currently intends to focus upon the development of collaborative, joint and strategic alliances and licensing arrangements with various pharmaceutical companies for marketing the Company's products once FDA approval is obtained although there is no assurance that FDA approval will be obtained.
The Company believes the estimated additional costs to bring the product to market as an oral dose drug will be approximately $30-40 million, although no assurances as to future cost can be made. These costs may increase.

      Upon obtaining FDA approval for HupA, it is anticipated that the Company's collaborative partners, if the Company is successful in obtaining collaborative partners, will be primarily responsible for the sale and distribution of transdermal HupA products. Efforts will be made to reach licensing agreements with collaborative partners to participate in earlier phases of the drug development process for the Company's products, negating the need for it to obtain financing for the additional development costs. This strategy may enable the Company to gain access to the marketing expertise and resources of the
Company's potential partners, and to lower its capital requirements.

       A marketing study funded by the Company has shown that in addition to these two concerns, patient compliance is a crucial factor in determining patient and doctor choice in choosing a medication for AD. Very often it is the responsibility of a caregiver to remind the patient to take the orally given medications. Recognizing this, the Company hopes to develop and license a multi-day transdermal patch, which, if successfully realized, will be able to be applied to the patient for more than one day. Although Marco's primary focus is the commercialization of HupA, the Comapny may also investigate and consider other drugs and compounds with neurological applications.

                                       14

CAPITAL RESOURCES AND CASH REQUIREMENTS

      On January 30, 2006, in connection with the Merger, Neuro-Hitech terminated its the Offering of up to 150 units (each a "Unit") (the Company reserved the right to sell up to an additional 22 1/2 Units at the same price per Unit (the "Over-Allotment Option")), each Unit consisting of 10,000 shares of the Company's common stock and a detachable, transferable three-year warrant to purchase 2,500 shares of Neuro-Hitech Common Stock, at a purchase price of
$25,000 per unit ("Warrants"), to accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated January 5, 2006, as supplemented ("PPM"). Each Warrant entitles the holder to purchase 2,500 shares of Neuro-Hitech Common Stock at an exercise price of $5.00 per share subject to certain redemption provisions. The Company expects to receive total gross proceeds from the Offering upon clearance of all funds in escrow of $4,375,000 and, through January 30, 200, had closed on $4,112,500.

       The principal purposes of the funding from the Offering are to continue clinical trials, development of transdermal technologies and general working capital. The Company may also use funds from the Offering to acquire additional products or technologies and for other working capital needs, such as the costs related to being a public company including SEC compliance. The proceeds of the
Offering are not expected to be sufficient to provide funding to pursue many avenues of investigation of the technology, and are planned to be primarily devoted to clinical testing, FDA approvals, and development of transdermal patch technology.

      The Company has not yet determined all of its expected expenditures, accordingly, management will have significant flexibility in applying a substantial portion of the net proceeds of the Offering. Pending use of the net proceeds as described above, the Company may invest the net proceeds of the
Offering in short-term, interest-bearing, investment-grade securities or accounts.

      The amounts and timing of the Company's actual expenditures will depend upon numerous factors, including the progress of the Company's efforts. The foregoing discussion represents the Company's best estimate of its allocation of the net proceeds of the Offering based upon current plans and estimates regarding anticipated expenditures. Actual expenditures may vary substantially from these estimates, and the Company may find it necessary or advisable to reallocate the net proceeds within the above-described uses or for other purposes. Any proceeds received from the exercise of the Over-Allotment option or from the exercise of the Warrants, as well as income from investments, will be used for working capital and general corporate purposes.

      The Company anticipates, based on current plans and assumptions relating to operations, that the net proceeds of the Offering will be sufficient to satisfy its contemplated cash requirements to implement its business plan for less than twelve months if the maximum gross proceeds of are raised in the
Offering. The Company currently anticipates its need for finances will require additional financing activities within the next twelve months. In the event that the proceeds of the Offering prove to be less or are insufficient to fund the implementation of its business plan (due to a change in the Company's plans or a material inaccuracy in its assumptions, or as a result of unanticipated expenses, technical difficulties or other unanticipated problems), the Company will be required to seek additional financing sooner than currently anticipated in order to proceed with such implementation. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from any available source, the Company may have to delay, reduce the scope of or eliminate one or more of its research or development programs or product launches or marketing efforts which may materially harm the Company's business, financial condition and results of operations.

      The Company has no off balance sheet arrangements.

                                       15

                                  RISK FACTORS

      Investing in the Company's common stock involves a high degree of risk.
Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this
Current Report on Form 8-K, before purchasing shares of the Company's common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company's common stock could decline and investors in the Company's common stock could lose all or part of their investment.

RISKS RELATED TO THE COMPANY AND THE COMPANY'S BUSINESS

THE COMPANY DEPENDS UPON KEY PERSONNEL WHO MAY TERMINATE THEIR EMPLOYMENT WITH
THE COMPANY AT ANY TIME, AND THE COMPANY WILL NEED TO HIRE ADDITIONAL QUALIFIED
PERSONNEL WHICH MAY BE UNAVAILABLE DUE TO THE NECESSITY OF UNIQUE SKILLS AND
RESOURCES

      The Company's success will depend to a significant degree upon the continued services of key management, including Reuben Seltzer, Alan Kestenbaum,
Mark Auerbach, and John Abernathy. Prior to the Offering, none of such persons provided full-time services to Marco and it is anticipated that following the
Merger such persons shall not provide or be required to provide full-time services or attention to the business of the Company. The Company maintains directors and officers insurance in the amount of $5,000,000. In addition, the
Company's success will depend on its ability to attract and retain other highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. The
Company may be unable to recruit such personnel on a timely basis, if at all.
The Company's management and other employees may voluntarily terminate their employment at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to development or approval, loss of sales and diversion of management resources.

THE FAILURE TO COMPLETE DEVELOPMENT OF HUPA, OBTAIN GOVERNMENT APPROVALS,
INCLUDING REQUIRED FDA APPROVALS, OR TO COMPLY WITH ONGOING GOVERNMENTAL
REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF PROPOSED PRODUCTS AND RESULT IN
FAILURE TO ACHIEVE REVENUES OR MAINTAIN THE COMPANY'S ONGOING BUSINESS.

      The Company's research and development activities, and the manufacture and marketing of its intended products, are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United
States and abroad. Before receiving FDA clearance to market the Company's proposed products, the Company will have to demonstrate that its products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The FDA and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

      In order to be commercially viable, the Company must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute its technologies. For each drug the Company must successfully meet a number of critical developmental milestones, including:

      o     demonstrate benefit from each specific drug technology,

                                       16

      o     demonstrate through pre clinical and clinical trials that the drug and patient specific therapy is safe and effective, and

      o     establish a viable Good Manufacturing Process capable of potential scale up.

      The time frame necessary to achieve these developmental milestones may be long and uncertain, and the Company may not successfully complete these milestones for any of its intended products in development.

      In addition to the risks previously discussed, HupA is subject to additional developmental risks which include the following:

      o     the uncertainties arising from the rapidly growing scientific aspects of drug therapies and potential treatments,

      o     uncertainties arising as a result of the broad array of potential treatments related to neurological disease, and

      o     anticipated expense and time believed to be associated with the development and regulatory approval of treatments for neurological disease.

      In order to conduct clinical trials that are necessary to obtain approval by the FDA to market a product, it is necessary to receive clearance from the
FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because the Company or its clinical investigators do not follow the FDA's requirements for conducting clinical trials. If the Company is unable to receive clearance to conduct clinical trials or the trials are halted by the FDA, the Company would not be able to achieve any revenue from such product, as it is illegal to sell any drug or medical device for human consumption without FDA approval.

DATA OBTAINED FROM CLINICAL TRIALS IS SUSCEPTIBLE TO VARYING INTERPRETATIONS,
WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

      Data already obtained, or in the future obtained, from pre clinical studies and clinical trials (as of the date of this Offering Phase II clinical trials of HupA have been undertaken) do not necessarily predict the results that will be obtained from later pre clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of a potential drug, resulting in delays to commercialization, and could materially harm the
Company's business. The Company's clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for the Company's drugs, and thus its proposed drugs may not be approved for marketing. Even after approval, further studies could result in withdrawal of FDA and other regulatory approvals and voluntary or involuntary withdrawal of products from the market.

      The Company may encounter delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of development, clinical trials and FDA

                                       17

regulatory review. The Company may encounter similar delays in foreign countries. Sales of the Company's products outside the U.S. would be subject to foreign regulatory approvals that vary from country to country. The time required to obtain approvals from foreign countries may be shorter or longer than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. The Company may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis, or they may not cover the uses that the Company requests.

      In the future, the Company may select drugs which may contain controlled substances which are subject to state, federal and foreign laws and regulations regarding their manufacture, use, sale, importation and distribution. For such drugs containing controlled substances, the Company and any suppliers, manufacturers, contractors, customers and distributors may be required to obtain and maintain applicable registrations from state, federal and foreign law enforcement and regulatory agencies and comply with state, federal and foreign laws and regulations regarding the manufacture, use, sale, importation and distribution of controlled substances. These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing, prescription and procurement quotas, record keeping, reporting, handling, shipment and disposal. Failure to obtain and maintain required registrations or comply with any applicable regulations could delay or preclude the Company from developing and commercializing drugs containing controlled substances and subject the Company to enforcement action. In addition, because of their restrictive nature, these regulations could limit the Company's commercialization of drugs containing controlled substances.

THE COMPANY'S DRUGS OR TECHNOLOGY MAY NOT GAIN FDA APPROVAL IN CLINICAL TRIALS
OR BE EFFECTIVE AS A THERAPEUTIC AGENT WHICH COULD AFFECT ITS FUTURE
PROFITABILITY AND PROSPECTS, PARTICULARLY WITH RESPECT TO THE COMPANY'S PLANS
FOR A TRANSDERMAL PATCH.

      In order to obtain regulatory approvals, the Company must demonstrate that the procedure is safe and effective for use in humans and functions as a therapeutic against the effects of injury or disease. To date, the Company has not conducted any pilot study pursuant to Institutional Review Board oversight in anticipation of the Company's initial FDA submission for patient specific or other therapy regarding transdermal patch delivery.

      The Company may not be able to demonstrate that any potential drug or technology is safe or effective in advanced clinical trials that involve human patients. The Company is also not able to assure that the results of the tests already conducted will be consistent with prior observations or support the
Company's applications for regulatory approval. As a result, the Company's drug and technology research program may be curtailed, redirected or eliminated at any time.

      The diseases and illnesses to which the Company's drugs and technologies are directed are very complex and may be prone to genetic mutations. These mutations may prove resistant to currently approved therapeutics or the
Company's drugs or technologies. Even if the Company gains regulatory approval there may be development of resistance to the Company's treatment. This could have a material adverse effect on the Company's business, financial condition and results of operations.

BECAUSE THE COMPANY HAS ACCUMULATED DEFICITS IN THE RESEARCH AND DEVELOPMENT OF
HUPA SINCE INCEPTION, THERE IS NO GUARANTEE THAT THE COMPANY WILL EVER GENERATE
REVENUE OR BECOME PROFITABLE EVEN IF ONE OR MORE OF THE COMPANY'S DRUGS ARE
APPROVED FOR COMMERCIALIZATION.

      Since inception the Company has recorded operating losses. As of October
31, 2005, the Company had a stockholder's equity of approximately $398,000 and deficit accumulated during the development stage of approximately $2.2 million.
In addition, the Company expects to incur increasing operating losses over the next several years as the Company continues to incur increasing costs for research and development and clinical trials, and in other development

                                       18

activities. The Company's ability to generate revenue and achieve profitability depends upon its ability, alone or with others, to complete the development of its proposed products, obtain the required regulatory approvals and manufacture, market and sell its proposed products. Development is costly and requires significant investment. In addition, the Company may choose to license rights to particular drugs. The license fees for such drugs may increase the Company's costs.

      The Company has not generated any revenue from the commercial sale of its proposed products in development or any drugs and do not expect to receive such revenue in the near future. The Company's primary activity to date has been research and development. Revenues to date are primarily from sales of inventory of imported huperzine, which may be continued by the Company, but which may be reduced or eliminated entirely as the Company refocuses its efforts on drug development and approval.

      A substantial portion of the research results and observations on which the Company relies were performed by third-parties at those parties' facilities, cost and expense. The Company cannot be certain as to when or whether to anticipate commercializing and marketing its proposed products in development, and do not expect to generate sufficient revenues from proposed product sales to cover its expenses or achieve profitability in the near future.

THE COMPANY HAS LIMITED CASH AVAILABLE, AND THE COMPANY MAY NOT HAVE SUFFICIENT
CASH TO CONTINUE ITS BUSINESS OPERATIONS WITHOUT THE PROCEEDS FROM THE OFFERING.

      As of October 31, 2005 the Company had $278,000 in cash and cash equivalents. For the period through October 31, 2005, the Company's net losses were $529,759, and its accumulated deficit was $2,178,640. Moreover, the Company expects this rate to increase in future months as the Company engages in further expenditures to develop its business infrastructure and pursue its business plan. The Company will supplement its available cash with the proceeds from the
Offering. The Company expects that the net proceeds from the completion of the
Offering, together with the Company's available cash, cash equivalents and interest income, could be sufficient to meet its operating expenses and capital requirements only for a period of less than twelve months, assuming the Company fails to generate material revenues during those periods and increases its level of activity. Even if the Company generates material revenues, it is possible the
Company will seek additional capital following the Offering.

THE COMPANY WILL CONTINUE TO INCUR LOSSES AND IT MAY NEVER ACHIEVE
PROFITABILITY.

      The Company will continue to incur losses as it engages in the development of products in its pipeline. There can be no assurance that the Company will ever be able to achieve or sustain market acceptance, profitability or positive cash flow. The Company's ultimate success will depend on many factors, including whether its drug formulations and delivery methods receive the approval of the
FDA. The Company cannot be certain that the Company will be able to receive FDA approval for any of its drug formulations, or that the Company will reach the level of sales and revenues necessary to achieve and sustain profitability. Even with the proceeds from this Offering or with additional capital following this
Offering, the Company may not be able to execute its current business plan and fund business operations long enough to achieve positive cash flow. Furthermore, the Company may be forced to reduce its expenses and cash expenditures to a material extent, which would impair the Company's ability to execute its business plan.

THE COMPANY IS EXPOSED TO PRODUCT LIABILITY, CLINICAL AND PRECLINICAL LIABILITY
RISKS WHICH COULD PLACE A SUBSTANTIAL FINANCIAL BURDEN UPON THE COMPANY SHOULD
IT BE SUED, BECAUSE THE COMPANY DOES NOT CURRENTLY HAVE PRODUCT LIABILITY
INSURANCE ABOVE AND BEYOND ITS GENERAL INSURANCE COVERAGE.

      The Company's business exposes it to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. The Company cannot assure that such potential claims

                                       19

will not be asserted against it. In addition, the use in the Company's clinical trials of pharmaceutical products that it may develop and the subsequent sale of these products by the Company or its potential collaborators may cause the
Company to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against the Company could have a material adverse effect on its business, financial condition and results of operations.

      The Company does not currently have product liability insurance or other liability insurance relating to clinical trials or any products or compounds that covers all of the liability or damage that could occur as a result of the
Company's activities. The Company cannot assure that it will be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against the Company's potential liabilities. Furthermore, the Company's current and potential partners with whom the Company has collaborative agreements with or its future licensees may not be willing to indemnify the Company against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by the Company could have a material adverse effect on its business, financial condition and results of operations.

ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE IS UNCERTAIN AND FAILURE
TO ACHIEVE MARKET ACCEPTANCE WILL PREVENT OR DELAY ITS ABILITY TO GENERATE
REVENUES.

      The Company's future financial performance will depend, at least in part, upon the introduction and customer acceptance of the Company's proposed HupA products. Even if approved for marketing by the necessary regulatory authorities, the Company's products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

      o     the receipt of regulatory clearance of marketing claims for the uses that the Company is developing;

      o     the establishment and demonstration of the advantages, safety and efficacy of HupA;

      o     pricing and reimbursement policies of government and third party payors such as insurance companies, health maintenance organizations and other health plan administrators;

      o     the Company's ability to attract corporate partners, including pharmaceutical companies, to assist in commercializing the Company's intended products; and

      o     the Company's ability to market its products.

PHYSICIANS, PATIENTS, PAYORS OR THE MEDICAL COMMUNITY IN GENERAL MAY BE
UNWILLING TO ACCEPT, UTILIZE OR RECOMMEND ANY OF THE COMPANY'S PRODUCTS.

      If the Company is unable to obtain regulatory approval, commercialize and market its proposed products when planned, the Company may not achieve any market acceptance or generate revenue.

THE COMPANY MAY FACE LITIGATION FROM THIRD PARTIES WHICH CLAIM THAT THE
COMPANY'S PRODUCTS INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY
BECAUSE THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF
MEDICAL PATENTS.

      The Company may be exposed to future litigation by third parties based on claims that the Company's technologies, products or activities infringe the

                                       20

intellectual property rights of others or that the Company has misappropriated the trade secrets of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents and the breadth and scope of trade secret protection involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against the Company, whether or not valid, could result in substantial costs, could place a significant strain on the Company's financial and managerial resources and could harm the Company's reputation. Most of the
Company's license agreements would likely require that the Company pay the costs associated with defending this type of litigation. In addition, intellectual property litigation or claims could force the Company to do one or more of the following:

      o     cease selling, incorporating or using any of the Company's HupA products and/or products that incorporate the challenged
            intellectual property, which would adversely affect the Company's future revenue;

      o     obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

      o     redesign the Company's products, which would be costly and time consuming.

      As of the date of this Current Report on Form 8-K, the Company has not engaged in discussions, received any communications, nor does the Company have any reason to believe that any third party is challenging or has the proper legal authority to challenge the Company's intellectual property rights or those of the actual patent holders, or the Company's licenses.

IF THE COMPANY IS UNABLE TO ADEQUATELY PROTECT OR ENFORCE ITS RIGHTS TO
INTELLECTUAL PROPERTY OR SECURE RIGHTS TO THIRD PARTY PATENTS, THE COMPANY MAY
LOSE VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, ASSUMING ANY, OR INCUR
COSTLY LITIGATION TO PROTECT SUCH RIGHTS.

      The Company's ability to obtain license to patents, maintain trade secret protection and operate without infringing the proprietary rights of others will be important to its commercializing any products under development. Therefore, any disruption in access to the technology could substantially delay the development of HupA.

      The patent positions of biotechnology and pharmaceutical companies, including ours, which also involve licensing agreements, are frequently uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, the Company's patent applications and any issued and licensed patents may not provide protection against competitive technologies or may be held invalid if challenged or circumvented. The Company's competitors may also independently develop drug technologies or products similar to the
Company's or design around or otherwise circumvent patents issued or licensed to the Company. In addition, the laws of some foreign countries may not protect the
Company's proprietary rights to the same extent as U.S. law.

      The Company also relies upon trade secrets, technical know how and continuing technological innovation to develop and maintain the Company's competitive position. The Company generally will seek to require its employees, consultants, advisors and collaborators to execute appropriate confidentiality and assignment of inventions agreements. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with the Company is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual's relationship with the Company shall be the its exclusive property. These agreements may be breached, or unavailable, and in some instances, the Company may not have an appropriate remedy available for breach of the agreements.
                                       21

Furthermore, the Company's competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer the
Company's information and techniques, or otherwise gain access to its proprietary technology. The Company may be unable to meaningfully protect its rights in trade secrets, technical know how and other non patented technology.

      Although the Company's trade secrets and technical know how are important, the Company's continued access to the patents is a significant factor in the development and commercialization of HupA. Aside from the general body of scientific knowledge from other drug processes and technology, these patents, to the best of the Company's knowledge and based upon the its current scientific data, are the only intellectual property necessary to develop the its current drug using its proposed drugs. The Company does not believe that it is or will be knowingly violating any other patents in developing HupA.

THE COMPANY MAY HAVE TO RESORT TO LITIGATION TO PROTECT ITS RIGHTS FOR CERTAIN
INTELLECTUAL PROPERTY, OR TO DETERMINE THEIR SCOPE, VALIDITY OR ENFORCEABILITY.

      Enforcing or defending the Company's rights is expensive, could cause diversion of its resources and may not prove successful. Any failure to enforce or protect the Company's rights could cause it to lose the ability to exclude others from using HupA or to develop or sell competing products.

THE COMPANY MAY RELY ON THIRD PARTY CONTRACT RESEARCH ORGANIZATIONS, SERVICE
PROVIDERS AND SUPPLIERS TO SUPPORT DEVELOPMENT AND CLINICAL TESTING OF ITS
PRODUCTS.

      Failure of any of these contractors to provide the required services in a timely manner or on reasonable commercial terms could materially delay the development and approval of the Company's products, increase its expenses and materially harm its business, financial condition and results of operations.

      Key components of the Company's drug technologies may be provided by sole or limited numbers of suppliers, and supply shortages or loss of these suppliers could result in interruptions in supply or increased costs.

      Certain components used in the Company's research and development activities such as naturally occurring or synthetic Huperzine are currently purchased from a single or a limited number of sources primarily located in
China in the case of naturally occurring supplies. The reliance on a sole or limited number of suppliers could result in:

      o     potential delays associated with research and development and clinical and pre clinical trials due to an inability to timely obtain a single or limited source component;

      o     potential inability to timely obtain an adequate supply; and

      o     potential of reduced control over pricing, quality and timely delivery.

      The Company does not have long-term agreements with any of its suppliers, and therefore the supply of a particular component could be terminated without penalty to the supplier. Any interruption in the supply of components could cause the Company to seek alternative sources of supply or manufacture these components internally. If the supply of any components is interrupted, components from alternative suppliers may not be available in sufficient volumes within required timeframes, if at all, to meet the Company's needs. This could delay the Company's ability to complete clinical trials, obtain approval for commercialization or commence marketing, or cause the Company to lose sales, incur additional costs, delay new product introductions or harm the Company's

                                       22

reputation. Further, components from a new supplier may not be identical to those provided by the original supplier. Such differences if they exist could affect product formulations or the safety and effect of the Company's products that are being developed and delay regulatory approvals.

DUE TO THE COMPANY'S LIMITED MARKETING, SALES AND DISTRIBUTION EXPERIENCE, THE
COMPANY MAY BE UNSUCCESSFUL IN ITS EFFORTS TO SELL ITS PRODUCTS, ENTER INTO
RELATIONSHIPS WITH THIRD PARTIES OR DEVELOP A DIRECT SALES ORGANIZATION.

      The Company has yet to establish marketing, sales or distribution capabilities for its proposed products. Until such time as the Company's products are further along in the regulatory process, the Company will not devote meaningful time and resources to this effort. At the appropriate time, the Company intends to enter into agreements with third parties to sell its products or the Company may develop its own sales and marketing force. The
Company may be unable to establish or maintain third party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with the Company's competitors.

      If the Company does not enter into relationships with third parties for the sales and marketing of its products, the Company will need to develop its own sales and marketing capabilities. The Company has limited experience in developing, training or managing a sales force. If the Company chooses to establish a direct sales force, the Company may incur substantial additional expenses in developing, training and managing such an organization. The Company may be unable to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, the Company will compete with many other companies that currently have extensive marketing and sales operations. The Company's marketing and sales efforts may be unable to compete against these other companies. The Company may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

      The Company may be unable to engage qualified distributors. Even if engaged, these distributors may:

      o     fail to satisfy financial or contractual obligations to the Company;

      o     fail to adequately market the Company's products;

      o     cease operations with little or no notice; or

      o     offer, design, manufacture or promote competing products.

      If the Company fails to develop sales, marketing and distribution channels, the Company would experience delays in product sales and incur increased costs, which would harm the Company's financial results. If the
Company is unable to convince physicians as to the benefits of its intended products, it may incur delays or additional expense in its attempt to establish market acceptance.

      Broad use of the Company's drug technology may require physicians to be informed regarding its intended products and the intended benefits. The time and cost of such an educational process may be substantial. Inability to successfully carry out this physician education process may adversely affect market acceptance of the Company's products. The Company may be unable to timely educate physicians regarding its intended products in sufficient numbers to achieve the Company's marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for the
Company's products. In addition, the Company may expend significant funds towards physician education before any acceptance or demand for the Company's products is created, if at all.

                                       23

THE COMPANY WILL REQUIRE ADDITIONAL FUNDING WHICH WILL BE SIGNIFICANT AND MAY
HAVE DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE BECAUSE OF ITS LIMITED
OPERATING HISTORY AND BUSINESS RISKS ASSOCIATED WITH HUPA OR CORPORATE
STRUCTURE.

      The Company's business currently does not generate any significant revenue from the Company's proposed products and its limited revenue may not be sufficient to meet its future capital requirements. The Company does not know when, or if, this will change. The Company has expended and will continue to expend substantial funds in the research, development and clinical and pre clinical testing of its drug technology. The Company will require additional funds to conduct research and development, establish and conduct clinical and pre clinical trials, establish commercial scale manufacturing arrangements and to provide for the marketing and distribution of its products. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from any available source, the Company may have to delay, reduce the scope of or eliminate one or more of its research or development programs or product launches or marketing efforts which may materially harm the Company's business, financial condition and results of operations. The Company currently anticipates its need for finances will require additional financing activities within the next twelve months.

      The Company's long term capital requirements which will significantly exceed the anticipated net proceeds of the Offering, are expected to depend on many factors, including:

      o     the number of potential products and technologies in development;

      o     continued progress and cost of the Company's research and
            development programs;

      o     progress with pre clinical studies and clinical trials;

      o     the time and costs involved in obtaining regulatory clearance;

      o     costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

      o     costs of developing sales, marketing and distribution channels and the Company's ability to sell its drugs;

      o     costs involved in establishing manufacturing capabilities for clinical trial and commercial quantities of the Company's drugs;

      o     competing technological and market developments;

      o     market acceptance or the Company's products;

      o     costs for recruiting and retaining management, employees and consultants; and

      o     costs for training physicians.

      The Company may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. In the near future, the Company may seek to raise any necessary additional funds through the exercising of warrants, equity or debt financings, collaborative arrangements with corporate partners or other sources, which may be dilutive to existing stockholders or otherwise have a material effect on the Company's current or future business prospects. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, the
Company may have to relinquish economic and/or proprietary rights to some of the

                                       24

Company's technologies or products under development that the Company would otherwise seek to develop or commercialize by itself. If adequate funds are not available, the Company may be required to significantly reduce or refocus its development efforts with regards to its drug technology, compounds and drugs.

THE MARKET FOR THE COMPANY'S PRODUCTS IS RAPIDLY CHANGING AND COMPETITIVE, AND
NEW DRUG MECHANISMS, DRUG TECHNOLOGIES, NEW THERAPEUTICS, NEW DRUGS AND NEW
TREATMENTS WHICH MAY BE DEVELOPED BY OTHERS COULD IMPAIR THE COMPANY'S ABILITY
TO MAINTAIN AND GROW ITS BUSINESS AND REMAIN COMPETITIVE.

      The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render the
Company's technologies and intended products noncompetitive or obsolete, or the
Company may be unable to keep pace with technological developments or other market factors.

      Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than the Company do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for the Company.
Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors' financial, marketing, manufacturing and other resources.

      The Company is a start-up development stage enterprise that heretofore has operated only as a small "virtual" company. As a result, the Company's resources are limited and the Company may experience management, operational or technical challenges inherent in such activities and novel technologies.

COMPETITORS HAVE DEVELOPED OR ARE IN THE PROCESS OF DEVELOPING TECHNOLOGIES THAT
ARE, OR IN THE FUTURE MAY BE, THE BASIS FOR COMPETITION.

      Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to HupA. The
Company's competitors may develop drug technologies and drugs that are safer, more effective or less costly than its intended products and, therefore, present a serious competitive threat to the Company.

UNCERTAINTY CAN ARISE REGARDING THE APPLICABILITY OF THE COMPANY'S PATENTS AND
PROPRIETARY TECHNOLOGY AND PATENT PROTECTION IS UNPREDICTABLE.

      Competitors may have filed patent applications, or hold issued patents, relating to products or processes competitive with those the Company is developing. The Company's patent applications for a product may not be approved or approved as desired. The patents of the Company's competitors may impair the
Company's ability to do business in a particular area. Others may independently develop similar products or duplicate any of the Company's non-patented products. The Company's success will depend, in part, on its ability in the future to obtain patents, protect trade secrets and other proprietary information and operate without infringing on the proprietary rights of others.

      The Company relies on trade secrets, know-how and other proprietary information as well as requiring its employees and other vendors and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and the Company may not have adequate remedies for such breaches. Others may independently develop substantially equivalent proprietary

                                       25

information without infringing upon any proprietary technology. Third parties may otherwise gain access to the Company's proprietary information and adopt it in a competitive manner.

A DISPUTE CONCERNING THE INFRINGEMENT OR MISAPPROPRIATION OF THE COMPANY'S
PROPRIETARY RIGHTS OR THE PROPRIETARY RIGHTS OF OTHERS COULD BE TIME CONSUMING
AND COSTLY AND AN UNFAVORABLE OUTCOME COULD HARM ITS BUSINESS.

      There is significant litigation in the biotechnology field regarding patents and other intellectual property rights. Biotechnology companies of roughly the Company's size and financial position have gone out of business after fighting and losing an infringement battle. The Company may be exposed to future litigation by third parties based on claims that the Company's drug candidates, technologies or activities infringe the intellectual property rights of others. In particular, there are many patents relating to specific genes, nucleic acids, polypeptides or the uses thereof to treat Alzheimer's disease and other central nervous system diseases. Some of these may encompass genes or polypeptides that the Company utilizes in its drug development activities. If the Company's drug development activities are found to infringe any such patents, the Company may have to pay significant damages and the patentee could prevent the Company from using the patented genes or polypeptides for the identification or development of drug compounds. There also are many patents relating to chemical compounds and the uses thereof. If the Company's products or methods are found to infringe any such patents, the Company may have to pay significant damages. A patentee could prevent the Company from making, using, selling and offering for sale or importing products containing the patented compounds or from practicing methods that employ such compounds. The Company may need to resort to litigation to enforce a patent issued or licensed to the
Company, protect its trade secrets or determine the scope and validity of third-party proprietary rights. Such litigation could be expensive and there is no assurance that the Company would be successful. From time to time, the
Company may hire scientific personnel formerly employed by other companies involved in one or more fields similar to the fields in which the Company is working. Either these individuals or the Company may be subject to allegations of trade secret misappropriation or similar claims as a result of their prior affiliations. If the Company becomes involved in litigation, it could consume a substantial portion of its managerial and financial resources, regardless of whether the Company wins or loses. The Company may not be able to afford the costs of litigation. Any legal action against the Company's collaborators or the
Company could lead to:

      o     payment of damages, potentially treble damages, if the Company is found to have willfully infringed a party's patent rights;

      o     injunctive or other equitable relief that may effectively block the
            Company's ability to further develop, commercialize and sell products; or

      o     the Company or its collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

As a result, the Company could be prevented from commercializing current or future products or methods.

THE COMPANY HAS NO MANUFACTURING CAPABILITIES. IF THIRD-PARTY MANUFACTURERS OF
THE COMPANY'S PRODUCT CANDIDATES FAIL TO DEVOTE SUFFICIENT TIME AND RESOURCES TO
THE COMPANY'S CONCERNS, OR IF THEIR PERFORMANCE IS SUBSTANDARD, ITS CLINICAL
TRIALS AND PRODUCT INTRODUCTIONS MAY BE DELAYED.

      Currently, the Company has no internal manufacturing capabilities for any of its product candidates. The Company cannot be sure that the Company will be able to: (i) acquire or build facilities that will meet quality, quantity and timing requirements; or (ii) enter into manufacturing contracts with others on

                                       26

acceptable terms. Failure to accomplish these tasks would impede the Company's efforts to bring its product candidates to market, which would adversely affect its business. Moreover, if the Company decides to manufacture one or more product candidates, the Company would incur substantial start-up expenses and need to expand the Company's facilities and hire additional personnel.

      The Company currently expects to utilize third-party manufacturers to produce the drug compounds used in clinical trials and for the potential commercialization of future products. If the Company is unable to obtain or retain third-party manufacturers, the Company will not be able to commercialize its products. The Company's reliance on contract manufacturers also will expose the Company to the following risks:

      o     contract manufacturers may encounter difficulties in achieving volume production, quality control and quality assurance and also may experience shortages in qualified personnel. As a result, the
            Company's contract manufacturers might not be able to meet its clinical schedules or adequately manufacture the Company's products in commercial quantities when required;

      o     switching manufacturers may be difficult because the number of potential manufacturers is limited. It may be difficult or impossible for the Company to find a replacement manufacturer quickly on acceptable terms, or at all;

      o     the Company's contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to successfully produce, store or distribute the Company's products; and

      o     if the Company's primary contract manufacturer should be unable to manufacture any of its product candidates for any reason, or should fail to receive FDA approval or Drug Enforcement Administration approval, commercialization of the Company's product candidates could be delayed which would negatively impact its business.

      Third-party manufacturers also must comply with the FDA, the Drug
Enforcement Administration and other regulatory requirements for their facilities. The Company does not have control over third-party manufacturers'
compliance with the regulations and standards established by these agencies. In addition, manufacture of product candidates on a limited basis for investigational use in animal studies or human clinical trials does not guarantee that large-scale, commercial production is viable. Small changes in methods of manufacture can affect the safety, efficacy, controlled release or other characteristics of a product. Changes in methods of manufacture, including commercial scale-up, can, among other things, require the performance of new clinical studies.

THE COMPANY'S PRODUCT DEVELOPMENT EFFORTS MAY NOT RESULT IN COMMERCIAL PRODUCTS.

      The Company intends to continue its aggressive research and development program. Successful product development in the biotechnology industry is highly uncertain, and very few research and development projects produce a commercial product. Products that appear promising in the early phases of development, such as in early human clinical trials, may fail to reach the market for a number of reasons, such as:

      o     the product did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results;

      o     the product was not effective in treating a specified condition or illness;

                                       27

      o     the product had harmful side effects on humans;

      o     the necessary regulatory bodies, such as the FDA, did not approve the Company's product for an intended use;

      o     the product was not economical for the Company to commercialize;

      o     other companies or people have or may have proprietary rights over the Company's product, such as patent rights, and will not let the
            Company sell it on reasonable terms, or at all; or

      o     the product is not cost effective in light of existing therapeutics.

      As a result, there can be no assurance that any of the Company's products currently in development will ever be successfully commercialized.

IF THE COMPANY FAILS TO NEGOTIATE OR MAINTAIN SUCCESSFUL COLLABORATIVE
ARRANGEMENTS WITH THIRD PARTIES, THE COMPANY'S DEVELOPMENT AND COMMERCIALIZATION
ACTIVITIES MAY BE DELAYED OR REDUCED.

      In the past, the Company has entered into, and expect to enter into in the future, collaborative arrangements with third parties, such as universities, governmental agencies, charitable foundations, manufacturers, contract research organizations and corporate partners, who provide the Company with funding and/or who perform research, development, regulatory compliance, manufacturing or commercialization activities relating to some or all of the Company's product candidates. If the Company fails to secure or maintain successful collaborative arrangements, its development and commercialization activities may be delayed or reduced.

      The Company currently depends and will continue to depend heavily on third parties for support in research and development and clinical and pre clinical testing. The Company expects to conduct activities with Georgetown and Xel, among others, to provide the Company with access to a HupA testing and for a transdermal HupA patch. Under certain circumstances, the universities, and other collaborators, may acquire certain rights in newly developed intellectual property developed in conjunction with the Company.

      Research and development and clinical trials involve a complex process, and these universities' facilities may not be sufficient. Inadequate facilities could delay clinical trials of the Company's drugs and result in delays in regulatory approval and commercialization of its drugs, either of which would materially harm the Company's business. The Company may utilize a portion of the proceeds of the Offering to establish an independent facility to replace or supplement university facilities.

      These collaborative agreements can be terminated under certain conditions by the Company's partners. The Company's partners may also under some circumstances independently pursue competing products, delivery approaches or technologies. Even if the Company's partners continue their contributions to the
Company's collaborative arrangements, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products.
Also, the Company's partners may fail to perform their obligations under the collaborative arrangements or may be slow in performing their obligations. In addition, the Company's partners may experience financial difficulties at any time that could prevent them from having available funds to contribute to these collaborations. In these circumstances, the Company's ability to develop and market potential products could be severely limited.

                                       28

IF THE COMPANY IS UNABLE TO HIRE AND RETAIN ADDITIONAL QUALIFIED PERSONNEL, THE
COMPANY'S ABILITY TO GROW ITS BUSINESS MAY BE HARMED.

      The Company is a small company. If the Company is unable to continue to attract, retain and motivate highly qualified management and scientific personnel and to develop and maintain important relationships with leading academic institutions and scientists, the Company may not be able to achieve its research and development objectives. Competition for personnel and academic collaborations is intense. Loss of the services of Reuben Seltzer or Alan
Kestenbaum could adversely affect progress of the Company's research and development programs.

      Although the Company intends to outsource the Company's development programs, the Company also may need to hire additional qualified personnel with expertise in preclinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. The Company competes for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions and other emerging entrepreneurial companies. Competition for such individuals, particularly in the New York City area, where the Company is located, is intense and the Company cannot be certain that the Company's search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to the Company's success. Skilled employees in the Company's industry are in great demand. The Company is competing for employees against companies located in the New York metropolitan area that are more established than the Company is and has the ability to pay more cash compensation than the Company does. the Company will require experienced scientific personnel in many fields in which there are a limited number of qualified personnel and will have to compete with other technology companies and academic institutions for such personnel. As a result, depending upon the success and the timing of clinical tests, the Company may continue to experience difficulty in hiring and retaining highly skilled employees, particularly scientists. If the Company is unable to hire and retain skilled scientists, its business, financial condition, operating results and future prospects could be materially adversely affected.

THE COMPANY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT MAY CAUSE THE
COMPANY TO CANCEL OR DELAY THE INTRODUCTION OF ITS PRODUCTS TO MARKET.

      The cost of complying with government regulation can be substantial.
Governmental authorities in the United States and Canada and comparable authorities in foreign countries also regulate the research and development, testing and safety of pharmaceutical products. The regulations applicable to the
Company's existing and future products may change. There can be long delays in obtaining required clearances from regulatory authorities in any country after applications are filed. Government agencies in the United States, Canada and other countries in which the Company carries on business regulate pharmaceutical products intended for human use. Regulations require extensive clinical trials and other testing and government review and final approval before the Company can market these products.

      Any failure or delay in obtaining regulatory approvals could make the
Company unable to market any products the Company develops and therefore affect the Company's business, results of operations, financial condition and cash flows.

THE COMPANY'S BUSINESS MAY INCUR SUBSTANTIAL EXPENSE TO COMPLY WITH
ENVIRONMENTAL LAWS AND REGULATIONS.

      The Company may incur substantial costs to comply with environmental laws and regulations. In addition, the Company may discover currently unknown environmental problems or conditions. The Company is subject to extensive federal, state, provincial and local environmental laws and regulations which govern the discharge, emission, storage, handling and disposal of a variety of

                                       29

substances that may be used in, or result from, the Company's operations.
Environmental laws or regulations (or their interpretation) may become more stringent in the future.

IF USERS OF THE COMPANY'S PRODUCTS ARE UNABLE TO OBTAIN ADEQUATE REIMBURSEMENT
FROM THIRD PARTY PAYORS, OR IF NEW RESTRICTIVE LEGISLATION IS ADOPTED, MARKET
ACCEPTANCE OF THE COMPANY'S PRODUCTS MAY BE LIMITED AND THE COMPANY MAY NOT
ACHIEVE ANTICIPATED REVENUES.

      The continuing efforts of government and insurance companies, health maintenance organizations and other payors of healthcare costs to contain or reduce costs of health care may affect the Company's future revenues and profitability, and the future revenues and profitability of the Company's potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United
States, given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While the Company cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm the Company's business, financial condition and results of operations.

      The Company's ability to commercialize its products will depend in part on the extent to which appropriate reimbursement levels for the cost of its products and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third party payors are increasingly challenging the prices charged for medical drugs and services.
Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of the Company's drugs. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially harm the
Company's ability to operate profitably.

CHANGES IN THE HEALTHCARE INDUSTRY THAT ARE BEYOND THE COMPANY'S CONTROL MAY BE
DETRIMENTAL TO ITS BUSINESS.

      The healthcare industry is changing rapidly as the public, government, medical professionals and the pharmaceutical industry examine ways to broaden medical coverage while controlling the increase in healthcare costs. Potential changes could put pressure on the prices of prescription pharmaceutical products and reduce the Company's business or prospects. The Company cannot predict when, if any, proposed healthcare reforms will be implemented, and these changes are beyond the its control.

THE COMPANY'S LIMITED OPERATING HISTORY MAKES EVALUATING ITS COMMON STOCK MORE
DIFFICULT, AND THEREFORE, INVESTORS HAVE LIMITED INFORMATION UPON WHICH TO RELY.

      An investor can only evaluate the Company's business based on a limited operating history. The Company's operations are expected to change dramatically as the Company evolves from primarily a "virtual" technology holding company with no full-time employees to a capitalized company with larger internal operations and costs. This limited history may not be adequate to enable an investor to fully assess the Company's ability to develop HupA and proposed drugs, obtain FDA approval, and achieve market acceptance of the Company's proposed products and respond to competition, or conduct such affairs as are presently contemplated.

                                       30

THE COMPANY DOES NOT CURRENTLY HAVE SPECIFIC PLANS FOR UNALLOCATED OFFERING
PROCEEDS AND ITS MANAGEMENT WILL HAVE BROAD DISCRETION IN DETERMINING FUTURE
ALLOCATION.

      The principal purposes of the funding from the Offering are to conduct research and development of HupA, pursue steps towards regulatory approval for
HupA, arrange for synthesis and manufacturing of products, hire employees and expand the Company's access to facilities. Currently, the Company does not have specific plans for all of the net proceeds from the Offering. The Company expects to use a percentage of the proceeds for general corporate purposes, including working capital, salaries for research personnel, professional fees, pursuing further financing alternatives, including costs and expenses in connection with the Offering, development of HupA, regulatory approvals and capital expenditures.

THE COMPANY IS SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS,
WHICH CAN BE EXPENSIVE.

      The Company is a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders would cause the Company's expenses to be higher than they would be if the Company remained privately-held and did not consummate the Merger. In addition, the
Company will incur substantial expenses in connection with the preparation of a registration statement and related documents with respect to the terms of the
Offering that require the Company to register shares of the Company's common stock and for the reporting of the Merger.

THE COMPANY'S COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING
INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY.

      The Company has never operated as a publicly traded company. After the
Merger, it may be time consuming, difficult and costly for the Company to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. The Company may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If the Company is unable to comply with the internal controls requirements of the
Sarbanes-Oxley Act, the Company may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

BECAUSE THE COMPANY IS BECOMING PUBLIC BY MEANS OF A REVERSE MERGER, IT MAY NOT
BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

      There may be risks associated with the Company becoming public through a
"reverse merger." Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company's common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company's post-Merger company.

RISKS RELATING TO THE COMPANY'S COMMON STOCK

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING
AND LIQUIDITY OF THE COMPANY'S COMMON STOCK WHICH MAY AFFECT ITS TRADING PRICE.

      The common stock received in the Merger is expected to be quoted on the
OTCBB, and will likely trade (currently (and may in the future)) below $5.00 per share; therefore, the common stock is considered a "penny stock" and subject to

                                       31

SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock. Therefore, the
Company's stockholders may find it difficult to obtain accurate quotations of the Company's common stock and/or to sell their shares.

THE MARKET PRICE OF THE COMPANY'S COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE
AND SUBJECT TO WIDE FLUCTUATIONS.

      The market price of the Company's common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond the Company's control, including:

      o     announcements of new products or services by the Company's competitors;

      o     fluctuations in revenue attributable to changes in the search engine based algorithms that rank the relevance of the Company's content;

      o     quarterly variations in the Company's revenues and operating expenses;

      o     announcements of technological innovations or new products or services by the Company; and

      o     sales of the common stock by the Company's founders or other selling stock holders.

THERE MAY BE A LIMITED PUBLIC MARKET FOR THE COMPANY'S SECURITIES AND THE
COMPANY MAY FAIL TO QUALIFY FOR NASDAQ OR OTHER LISTING.

      Although the Company intends to apply for listing of its common stock on either the Nasdaq Stock Market or a registered exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of the common stock will be sustained. In the event that the common stock fails to qualify for initial or continued inclusion on the Nasdaq Stock Market or for initial or continued
listing on a registered stock exchange, trading, if any, in the common stock, would then continue to be conducted on the OTCBB and in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the common stock, and the common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

THE COMMON STOCK IS CONTROLLED BY INSIDERS.

      The founders of Marco and certain affiliated parties beneficially own approximately 80%, before giving effect to the Offering, of the Company's outstanding shares of common stock. Such concentrated control of the Company may adversely affect the price of the common stock. The Company's principal security holders may be able to control matters requiring approval by security holders, including the election of directors. Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of common stock

                                       32

in the event of a merger with a third party or different transaction that requires stockholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Accordingly, under certain circumstances, investors may have no effective voice in the management of the Company.

THE COMPANY DOES NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

      The Company currently intends to retain any future earnings to support the development and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of the board of directors after taking into account various factors, including but not limited to the Company's financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that the Company may be a party to at the time.

MERGERS OF THE TYPE THE COMPANY JUST COMPLETED ARE USUALLY HEAVILY SCRUTINIZED
BY THE SEC AND THE COMPANY MAY ENCOUNTER DIFFICULTIES OR DELAYS IN OBTAINING
FUTURE REGULATORY APPROVALS.

      Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that the Company may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on a national securities exchange. On June 28, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that the Company will be scrutinized carefully by the SEC and possibly by the
National Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that the Company may pursue, in attracting
NASD-member broker-dealers to serve as market-makers in the Company's stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, the Company's financial condition and the value and liquidity of the Company's shares may be negatively impacted.

                                       33

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the number of shares of the Company's common stock beneficially owned as of January 24, 2006, immediately following the Merger, but before giving effect to the Offering, by:

      o     each person who is known by the Company to beneficially own 5% or more of the Company's common stock;

      o     each of the Company's directors and executive officers; and

      o     all of the Company's directors and executive officers, as a group.

      Except as otherwise set forth below, the address of each of the persons listed below is c/o Neuro-Hitech Pharmaceuticals, Inc., One Penn Plaza, Suite
2514, New York, New York 10119.

                                                  PERCENTAGE OF
                               NUMBER OF SHARES      SHARES
     NAME AND ADDRESS OF         BENEFICIALLY     BENEFICIALLY
       BENEFICIAL OWNER            OWNED (1)        OWNED (2)
--------------------------------------------------------------------------------
5% OR GREATER STOCKHOLDERS:

Hi-Tech Pharmacal Co., Inc.(3)    1,065,610           11.4%
W.S. Investments, L.P.(3)           568,647            6.3%

DIRECTORS AND EXECUTIVE
OFFICERS:

John D. Abernathy                    33,334(4)          ‹1%
Mark Auerbach                       200,000(4)(5)      2.1%
Alan Kestenbaum(3)                2,085,510           22.3%
Reuben Seltzer(3)                 1,065,610           11.4%
Nicholas Larosa                           0             --
All Directors and Executive       3,184,454           34.1%
Officers as a Group

-------------
(1)   Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options to purchase shares of common stock exercisable within sixty (60) days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)   Based upon 9,336,506 shares of common stock outstanding on January 27,
      2006, following the Merger, and giving effect to shares sold in the
      Offering, does not include shares reserved under the Company's option plans or warrants sold in the Offering. See Note (3)

(3)   Excludes $150,000, $125,000, $150,000, and $50,000 of Units purchased in the Offering on January 24 - 27, 2006 for each of Hi-Tech Pharmacal Co.,
      Inc., W.S. Investments, L.P., Alan Kestenbaum, and Reuben Seltzer,
      respectively

                                       34

(4)   Does not include options issued under the Company's Non-Employee Directors
      Stock Option Plan.

(5)   Includes 200,000 shares of Neuro-Hitech Common Stock owned by immediate family members of Mr. Auerbach.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information regarding the members of the
Company's board of directors and its executive officers. All of the Company's executive officers and directors were appointed on January 24, 2006, the effective date of the Merger. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.
Officers are elected annually by the board of directors and serve at the discretion of the board.

      NAME                 AGE      POSITION(1)
      ----                 ---      --------
     John D. Abernathy     68       Director
     Mark Auerbach         67       Chairman of the Board of Directors
     Alan Kestenbaum       44       Executive Vice President and Director
     Reuben Seltzer        49       President and Chief  Executive Officer and
                                    Director
     Nicholas LaRosa       41       Acting Chief Financial Officer

------------------
(1)   Each of the persons performs services for the Company on a part-time basis and is primarily involved in those activities and for those organizations described below.

      JOHN D. ABERNATHY was appointed director of the Company upon the closing of the Merger. Mr. Abernathy served as chief operating officer of Patton Boggs
LLP, a law firm, from January 1995 until his retirement in May 2004, and Mr.
Abernathy served as managing partner of the accounting firm BDO Seidman from
1983 to 1990. Since July 2001, Mr. Abernathy has served on the board of directors of Par Pharmaceutical Company, Inc. ("Par") and as a chairman of its audit committee since September 2003. Mr. Abernathy is also a director of
Sterling Construction Company, Inc. (AMEX:STV), a civil construction company and chairs its audit committee.

      MARK AUERBACH was appointed Chairman of the board of directors upon closing of the Merger. Mr. Auerbach has served as Executive Chairman of the board of directors since September 2003, and as director since 1990, of Par, and as a director of Optimer Pharmaceuticals, Inc., a biopharmaceutical company with a portfolio of late-stage anti-infective products and a range of preclinical antibiotics from carbohydrate drug discovery platform, since May 2005. From June
1993 through December 2005, Mr. Auerbach has served as Senior Vice President and
Chief Financial Officer of Central Lewmar L.P., a distributor of fine papers.

      ALAN KESTENBAUM was appointed Executive Vice President of the Company upon the closing of the Merger.  Mr. Kestenbaum has been executive vice president and a director of Marco and Marco  Hi-Tech JV LLC , a raw  material  and  ingredient distribution  company serving the pharmaceutical and dietary supplement industry
("Marco LLC") since 2003. Mr. Kestenbaum founded in 1985, and is currently chief executive  officer of,  Marco  International  Corp.,  an  international  finance investment and trading  company  specializing in raw materials.  Mr.  Kestenbaum founded and is currently  chairman and chief executive  officer of International
Metals Enterprises. Since 2004, Mr. Kestenbaum has been chairman of the board of
Globe Metallurgical, Inc. Mr.

                                       35

Kestenbaum received a B.A. in Economics cum laude from Yeshiva University, New
York. From June 1999 to June 2001 , Mr. Kestenbaum was the chief executive officer of Aluminium.com a provider of online metal trading services. In July
2001, following Mr. Kestenbaum's resignation and after the board of directors of
Aluminium.com voted to cease operations, a group of former consultants filed an involuntary chapter 7 petition against Aluminum.com. This petition was subsequently dismissed by the bankruptcy court and Aluminium.com wound down its affairs in good order, including paying all of its creditors and returning surplus cash to its shareholders.

      REUBEN SELTZER was appointed President and Chief Executive Officer of the Company upon closing of the Merger. Mr. Seltzer has been chief executive and president of Marco since 1996, president and managing member of Marco
LLC, since 2001 and a director and consultant for Hi-Tech Pharmacal Co., Inc.
(NASDAQ: HITK), a pharmaceutical company since 1992.  Mr. Seltzer received a
B.A. in Economics from Queens College, a J.D. degree from Benjamin N. Cardozo
School of Law, and an L.L.M. from New York University.

OTHER EXECUTIVE OFFICERS

      Nicholas LaRosa was appointed Chief Financial Officer of the Company upon the closing of the Merger.  Since February 2005, Mr. LaRosa has served as controller of Marco Hi-Tech JV Ltd.  Prior thereto since 1999, Mr. LaRosa served as assistant controller of Loeb Partners Corp., a privately owned investment banking firm.  Mr. LaRosa received a B.A. degree in accounting from St. John's University and an M.A. degree in finance from Wagner College.

AFFILIATED SCIENTISTS

     o    DR. PAUL AISEN. Principal Investigator Georgetown University, Dr.
          Aisen relocated from Mount Sinai to Georgetown in June 1999 and established the ADCS site at Georgetown. Dr. Aisen also developed and conducted the ADCS Multicenter Trial of Predisone in AD.

     o    ROBERT MORIARITY. University of Illinois, is a consultant of OrgSyn
          Laboratory, Inc. Dr. Moriarty received his Ph.D. degree from Princeton
          University and completed his postdoctoral assignment at the University of Munich and Harvard University.

     o    DINESH PATEL. Dr. Patel is the Chairman of the Board and Co-founder of
          Xel. Dr. Patel has been the recipient of numerous awards, including
          U.S. Small Business Administration's Business Achiever Award, and
          Scientific and Technology Award (State of Utah), and Entrepreneur of
          the Year Award (Mountain West Venture Group).

BOARD COMMITTEES

      AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of independent auditors to audit the Company's financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

      COMPENSATION COMMITTEE. The Company intends to establish a compensation committee. The compensation committee would review and approve the Company's salary and benefits policies, including compensation of executive officers. The compensation committee would also administer the Company's stock option plans and recommend and approve grants of stock and options under such plans.

DIRECTOR COMPENSATION

      On January 24, 2006, the Board adopted a Non-Employee Directors Stock
Option Plan (the "Director Plan") (as more fully described under "Stock Option
Plans") in order to attract and retain the services of highly-qualified non-employee directors.

      Upon appointment to the position of Chairman of the Board of Directors,
Mr. Auerbach was granted a five-year option to purchase 300,000 shares of
Neuro-Hitech Common Stock at $2.50 per share, 100,000 of which shares vest immediately upon grant and 100,000 of which shares vest on each of the second and third anniversaries of the date of appointment.

                                       36

      Upon appointment to the Board of Directors, Mr. Abernathy was granted a five-year option to purchase 50,000 shares of Neuro-Hitech Common Stock at a purchase price of $2.50 per share; 16,666 shares of which vest immediately upon grant and 16,666 shares of which vest on each of the second and third anniversaries of the date of appointment.

      Messrs. Auerbach and Abernathy will receive $100,000, and $40,000, respectively, per year as a director's fee.

                             EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company's chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated
periods.

                                                      Long-term
                         Annual Compensation        Compensation
                         -------------------        ------------
                                                  Awards     Payouts
                                                 ----------  ------
                                                 Securities
                                                 Underlying  LTIP    All Other
  Name and Principal   Fiscal   Salary    Bonus  Options/   Payouts Compensation
       Position         Year     ($)       ($)   SARs (#)     ($)       ($)
--------------------   ------   ------    -----  ---------- ------- ------------

Reuben Seltzer          2004  $180,000       -       -         -         -
CHIEF EXECUTIVE
OFFICER
                        2005  $165,000       -       -         -         -

Alan Kestenbaum         2004   $80,000       -       -         -         -
EXECUTIVE VICE
PRESIDENT
                        2005   $73,333       -       -         -         -

OPTIONS GRANTS IN LAST FISCAL YEAR

      As of fiscal year end 2005, no options had been granted by the Company.

EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

         Presently, the executives of the Company do not perform services pursuant to written employment agreements. It is anticipated that the executives will enter into new two-year employment agreements under which Mr. Seltzer shall serve as Chief Executive Officer of the Company and Mr. Kestenbaum as executive
Vice President. Neither of such executives will be required to devote full-time efforts to the affairs of the Company. Mr. Seltzer is expected to be compensated at an annual rate of $225,000 per annum and be entitled to receive such bonus compensation as determined by the board of directors from time to time and Mr.
Kestenbaum is expected to be compensated at an annual rate of $80,000 per annum and be entitled to receive such bonus compensation as determined by the board of directors from time to time.

      The Company has agreed to indemnify each of its directors and executive officers to the fullest extent of the law permitted or required by Delaware pursuant to indemnification agreements with each such person.

                                       37

STOCK OPTION PLANS

      On January 24, 2006, Neuro-Hitech's shareholders approved the Company's
2006 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Key
features of the Directors Plan include:

      o     Non-employee directors of the Company and its subsidiaries are eligible to participate in the Directors Plan. The term of the
            Directors Plan is ten years. 400,000 shares of common stock have been reserved for issuance under the Directors Plan.

      o     Options may only be issued as non-qualified stock options.

      o     Each newly elected or appointed non-employee director shall be granted an option to purchase 50,000 shares of common stock at an exercise price of $2.50; 16,666 of which will vest immediately (or six months following appointment in order for the plans to comply with Rule 16b-3 under the Securities Exchange Act of 1934); and
            16,667 on each of the second and third anniversaries of the date of appointment.

      o     The initial non-employee director who is appointed Chairman of the
            Board shall receive an option to purchase 300,000 shares of common stock at an exercise price of $2.50 per share; 100,000 of which shall vest immediately and 100,000 of which shall vest on each of the second and third anniversaries of the date of appointment.

      o     Stockholder approval is required in order to replace or reprice options.

      o     The Directors Plan is administered by the board of directors or a committee designated by the board.

      o     Options have a maximum of ten years.

      o     Upon a "change in control" any unvested options shall vest and become immediately exercisable.

      On January 24, 2006, Neuro-Hitech's stockholders adopted the 2006
Incentive Stock Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to encourage stock ownership by the Company's officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of the business and an added incentive to continue to advance and contribute to the Company and to attract new directors, officers, consultants, advisors and employees whose services are considered valuable. The Incentive
Plan provides for the grant of options and the issuance of restricted shares. An aggregate of 400,000 shares of Neuro-Hitech Common Stock has been reserved under the Incentive Plan. Both incentive and nonqualified stock options may be granted under the Incentive Plan. The Incentive Plan terminates on January 23, 2016.

      The exercise price of options granted pursuant to this Incentive Plan is determined by a committee but the option term may not exceed ten years. For holders of 10% or more of the combined voting power of all classes of the
Company's stock, options may not be granted at less than 110% of the fair market value of the Neuro-Hitech Common Stock at the date of grant and the option term may not exceed eight years.

                                       38

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has entered into indemnification agreements with each of its directors and executive officers.

         On January 5, 2006, Mark Auerbach, a director, and his wife purchased an aggregate of 367,046 shares of Marco common stock pursuant to a securities purchase agreement with Marco for an aggregate purchase price of $321,000. Prior to the Merger, Mr. Auerbach transferred an aggregate of such 24,012.36 shares to his son and daughter-in-law. Upon the effectiveness of the Merger, such shares of Marco common stock were converted into 200,000 shares of Neuro-Hitech Common
Stock.

         On January 5, 2006, John Abernathy, a director, purchased 57,173.42 shares of Marco common stock for a purchase price of $50,001 pursuant to a securities purchase agreement with Marco, . Upon the effectiveness of the
Merger, such shares of Marco common stock were converted into 33,334 shares of
Neuro-Hitech Common Stock.

         On January 24, 2005 Hi-Tech Pharmacal Co., Inc., W.S. Investments,
L.P., and Alan Kestenbaum purchased $150,000, $125,000, and $150,000, and on
January 27, 2006 Reuben Seltzer purchased $50,000 of Units in the Offering at the same price, and subject to the same terms, as other subscribers in the
Offering.

         Each of the owners of Marco common stock prior to the Merger have entered into lock-up agreements with the Company as defined elsewhere in this
Form 8-K.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

      On each of January 24, 2006, and January 27, 2006, the Company received gross proceeds of $3,250,000 and $862,500, respectively, from the Offering.

      The Offering was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act. None of the Units, Warrants or
Neuro-Hitech Common Stock, or shares of the Neuro-Hitech Common Stock underlying such securities, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the
Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

      All sales in connection with the Offering were made by officers and directors of the Company.

                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 50,000,000 shares of capital stock consisting of 44,999,900 shares of Neuro-Hitech Common Stock, 100 shares of
Class A Common Stock, and 5,000,000 shares of preferred stock.

COMMON STOCK

      The holders of Neuro-Hitech Common Stock are entitled to one vote per share. The Company's Certificate of Incorporation does not provide for cumulative voting. The holders of Neuro-Hitech Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth.

                                       39

Upon liquidation, dissolution or winding-up, the holders of Neuro-Hitech Common
Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of Neuro-Hitech Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Neuro-Hitech Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred
Stock, which may be designated solely by action of the Company's board of directors and issued in the future.

CLASS A COMMON STOCK

      The holders of Class A Common Stock, voting as a separate class, shall have the right to nominate and elect that number of directors that would equal one-half of the number of directors that would at any time be required to be in office in order to constitute the entire board of directors plus one additional member of the board of directors. The holders of Class A Common Stock shall be entitled to one vote per share on all matters for which the holders of
Neuro-Hitech Common Stock is taken and have such rights as to dividends and upon liquidation of the Company and such other rights as shall be available to the holders of shares of Neuro-Hitech Common Stock. The holders of Class A Common
Stock may redeem the Class A Common Stock, at their election, for an amount equal to the par value thereof. Upon redemption, the Class A Common Stock shall be retired and may not be re-issued.

PREFERRED STOCK

      The Company's board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

OPTIONS AND WARRANTS

      The Company assumed an outstanding seven-year warrant of Marco, dated July
1, 1999, to purchase 82,000 shares, at an exercise price of $.91464 per share
(the "BBH Warrant") (subject to certain anti-dilution rights, and other adjustments) issued to Brown Brothers Harriman & Co. in connection with a line of credit. The BBH Warrant has cashless exercise features.

REGISTRATION RIGHTS

      Generally, within ninety days following the closing of the Offering (the
"Registration Statement Filing Date"), the Company is obligated to file a registration statement with the SEC covering the resale of the shares of
Neuro-Hitech Common Stock issued in the Offering and the shares of Neuro-Hitech
Common Stock issuable upon exercise of the warrants issued in the Offering. If a registration statement is not filed with the SEC by the Registration Statement
Filing Date, or declared effective within one hundred-eighty days following the closing of the Offering, then the Company will have to pay to each investor in the Offering, an amount equal to 1% payable in Neuro-Hitech Common Stock at Fair
Market Value (as defined in the Registration Rights Agreement), up to a maximum of 6%, of the aggregate dollar amount of Units purchased by such investor, for each thirty day period, or pro rata portion thereof. In addition, any warrants issued in connection with the Offering shall, under the registration rights agreement, be exercisable for restrcited stock of the Company.

      The description of registration rights is qualified in its entirety by reference to Exhibit 10.4 annexed hereto.

                                       40

LOCK-UP AGREEMENTS

      All shares of Marco common stock held by the owners of Marco prior to the closing of the Merger and the Offering (together, with the shares held by their respective affiliates) (the "Lock Up Shares") are subject to lock-up provisions that provide restrictions on the future sale of Neuro-Hitech Common Stock by the holders and their transferees. These lock-up provisions provide, in general, that the Lock Up Shares may not directly or indirectly, be offered, sold, offered for sell, contracted for sale, hedged, or otherwise transferred or disposed of for a period of twelve months following the closing of the Offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of
Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

      The Company's Certificate of Incorporation and Bylaws provide that the
Company will indemnify the Company's directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors'
resolution or by contract. The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any "claim" (as such term is defined in the agreement) initiated by the indemnitee against the Company or the
Company's directors or officers unless the Company joins or consents to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934.

      Any repeal or modification of these provisions approved by the Company's stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Company existing as of the time of such repeal or modification.

      The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

                                       41

      The Company is a party to indemnification agreements with each of its executive officers and directors which provide for indemnification of each executive officer and director to the fullest extent permitted or required by
Delaware law.

ANTI-TAKEOVER EFFECT OF DELAWARE LAW, CERTAIN BY-LAW PROVISIONS

      Certain provisions of the Company's By-Laws are intended to strengthen the
Board's position in the event of a hostile takeover attempt. These provisions have the following effects:

      o     they provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

      o     they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

      The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a
"business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an
"interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

TRADING INFORMATION

      The Company's common stock is currently quoted on the OTC Bulletin Board.
Effective February 1, 2006 the Company's trading symbol will be NHPI.OB. As soon as practicable, and assuming the Company satisfies all necessary initial listing requirements, the Company intends to apply for trading on the American Stock
Exchange or Nasdaq Capital Market, although the Company cannot be certain that any such application will be approved.

      The transfer agent for the Company's common stock is Empire Stock Transfer
Inc., 7521 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada 89128-8351.
The Company expects Empire Stock Transfer, Inc. will also serve as warrant agent for the outstanding warrants.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Effective at the time of the Merger, the Company replaced Dale, Matheson,
Carr-Hilton Labonte as its independent accountants ("DMHCL"). DMHCL had previously been engaged as the principal accountant to audit the Company's financial statements from the Company's inception in February, 2005, until the time of the Merger. Prior to the Merger, the independent registered public accountants of Marco were the firm of Moore Stephens, P.C. The Company believes that it is in its best interest to have Moore Stephens, P.C. continue to work with the Company, and the Company therefore retained Moore Stephens, P.C. as its new independent registered accounting firm, effective as of January 24, 2006.
The firm of Moore Stephens, P.C. is located at 708 Third Avenue, New York, New
York.

      The reports of DMCHL on the Company's financial statements for the quarter ended September 30, 2005, were qualified as to the Company's ability to continue as a going concern.

                                       42

      The decision to change accountants was approved by the Company's board of directors on January 24, 2006.

      During the Company's most recent fiscal year, there were no disagreements with DMHCL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DMHCL, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

      The Company has made the contents of this Form 8-K available to DMHCL and requested it to furnish a letter to the SEC as to whether DMHCL agrees or disagrees with, or wishes to clarify the Company's expression of their views. A copy of DMHCL's letter to the SEC is included as Exhibit 16 to this Current
Report on Form 8-K.

      As of January 24, 2006, Moore Stephens, P.C. was engaged as the Company's new independent registered public accountants. The appointment of Moore
Stephens, P.C. was recommended and approved by the Company's board of directors.
During the Company's most recent fiscal year, prior to January 24, 2006 the
Company did not consult Moore Stephens, P.C. regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

      Reference is made to the disclosure set forth under Item 2.01 of this
Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      In connection with the closing of the Merger, Neuro-Hitech's sole officer and director that was serving prior to the closing of the Merger resigned as of
January 24, 2006, the effective date of the Merger. Pursuant to the terms of the
Merger Agreement, the new directors and officers of the Company are as set forth in the Merger Agreement. Reference is made to the disclosure set forth under
Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN
           FISCAL YEAR

      In connection with the Merger, Neuro-Hitech adopted the financial statements of Marco. As a result of adopting the financial statements of Marco, the financial statements of Neuro-Hitech will hereafter utilize a different fiscal year from that used in Neuro-Hitech's most recent filing with the SEC prior to the Merger. As a result the Company's fiscal year end hereafter shall be December 31.

      On January 25, 2006, the Company amended its certificate of incorporation to change the name of the Company to Neuro-Hitech Pharmaceuticals, Inc. from
Neurotech Pharmaceuticals, Inc.

                                       43

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

      As a result of the consummation of the Merger described in Items 1.01 and
2.01 of this Current Report on Form 8-K, the Company believes that the it is no longer a shell corporation as that term is defined in Rule 405 of the Securities
Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS (a) FINANCIAL STATEMENTS OF
           BUSINESSES ACQUIRED.

      In accordance with Item 9.01(a), Marco's audited financial statements for the fiscal year ended December 31, 2004 and Marco's unaudited financial statements for the interim period ended September 30, 2005 are filed in this
Current Report on Form 8-K as Exhibit 99.1.

      (b) PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), the
Company's pro forma financial statements are filed in this Current Report on
Form 8-K as Exhibit 99.2.

      (d) Exhibits.

      The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

          2.1      Agreement of Merger and Plan of Reorganization, dated as of
                   January 24, 2006, by and among Neurotech Pharmaceuticals,
                   Inc., Marco Hi-Tech JV Ltd., and Marco Acquisition I, Inc
                   (incorporated herein by reference to Exhibit 2.1 to the
                   Company's Current Report on Form 8-K filed with the
                   Commission on January 23, 2006 (the "January 30, 2006 8-K")).

          3.1      Certificate of Incorporation of Northern Way Resources, Inc.,
                   a Delaware corporation (incorporated herein by reference to
                   Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on January 23, 2006 (the "Reincorporation
                   8-K")).

          3.2      Certificate of Ownership and Merger merging Northern Way
                   Resources, Inc, a Nevada corporation, and Northern Way
                   Resources, Inc., a Delaware corporation, and changing name of
                   Northern Way Resources, a Delaware corporation, to Neurotech
                   Pharmaceuticals, Inc. (incorporated herein by reference to
                   Exhibit 2.2 to the Reincorporation 8-K).

          3.3      Articles of Merger merging Northern Way Resources, Inc, a
                   Nevada corporation, and Northern Way Resources, Inc., a
                   Delaware corporation (incorporated herein by reference to
                   Exhibit 2.3 to the Reincorporation 8-K).

          3.4      Bylaws of Northern Way Resources, Inc., a Delaware
                   corporation (incorporated herein by reference to Exhibit 3.2 to the Reincorporation 8-K).

          3.5      Certificate of Merger of Marco Acquisition I, Inc. with and into Marco Hi-Tech JV Ltd. (incorporated herein by reference to Exhibit 3.5 to the January 30, 2006 8-K).

          3.6      Certificate of Merger of Marco Acquisition I, Inc. with and into Marco Hi-Tech JV Ltd. (incorporated herein by reference to Exhibit 3.6 to the January 30, 2006 8-K).

          3.7      Certificate of Amendment of Certificate of Incorporation of
                   Neurotech Pharmaceuticals, Inc., changing name to
                   Neuro-Hitech Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.7 to the January 30, 2006 8-K).

                                       44

          4.1      Form of Common Stock Purchase Warrant Certificate
                   (incorporated herein by reference to Exhibit 4.1 to the
                   January 30, 2006 8-K).

          4.2      Warrant to purchase common stock of Marco-Hitech JV Ltd.
                   issued to Brown Brothers Harriman & Co. (incorporated herein by reference to Exhibit 4.2 to the January 30, 2006 8-K).

          4.3      Warrant to purchase common stock of Marco-Hitech JV Ltd.
                   issued to Barry Honig (incorporated herein by reference to
                   Exhibit 4.3 to the January 30, 2006 8-K).

         10.1      Neurotech Pharmaceuticals, Inc. 2005 Incentive Stock Plan
                   (incorporated herein by reference to Exhibit 10.1 to the
                   January 30, 2006 8-K).

         10.2      Neurotech Pharmaceuticals, Inc. 2005 Non-Employee Directors
                   Stock Option Plan (incorporated herein by reference to
                   Exhibit 10.2 to the January 30, 2006 8-K).

         10.3      Form of Private Placement Subscription Agreement
                   (incorporated herein by reference to Exhibit 10.3 to the
                   January 30, 2006 8-K).

         10.4      Form of Marco Hi-Tech JV Ltd. Registration Rights Agreement
                   (incorporated herein by reference to Exhibit 10.4 to the
                   January 30, 2006 8-K).

         10.5      Securities Purchase Agreement, dated January 5, 2006, by and between Marco Hi-Tech JV Ltd. and the investors signatory
                   thereto (incorporated herein by reference to Exhibit 10.5 to the January 30, 2006 8-K).

         10.6      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and Reuben
                   Seltzer (incorporated herein by reference to Exhibit 10.6 to the January 30, 2006 8-K).

         10.7      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and Alan
                   Kestenbaum (incorporated herein by reference to Exhibit 10.7 to the January 30, 2006 8-K).

         10.8      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and John
                   Abernathy (incorporated herein by reference to Exhibit 10.8 to the January 30, 2006 8-K).

         10.9      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and Mark
                   Auerbach (incorporated herein by reference to Exhibit 10.9 to the January 30, 2006 8-K).

        10.10      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and
                   Nicholas LaRosa (incorporated herein by reference to Exhibit
                   10.10 to the January 30, 2006 8-K).

        10.11      Lockup Agreement, dated as of January 23, 2006, by and among
                   Marco Hi-Tech JV Ltd. and the signatories thereto
                   (incorporated herein by reference to Exhibit 10.11 to the
                   January 30, 2006 8-K).

        10.12      Technology License Contract, dated as of June 1, 1997, by and between Mayo Foundation for Medical Education and Research and Marco Hi-Tech JV Ltd. (incorporated herein by reference to Exhibit 10.12 to the January 30, 2006 8-K).

        10.13      Clinical Research Agreement, dated March 1, 2002, by and
                   between Georgetown University and Marco Hi-Tech JV Ltd.
                   (incorporated herein by reference to Exhibit 10.13 to the
                   January 30, 2006 8-K).

                                       45

        10.14      Offer Letter, dated January 6, 2006, to John Abernathy from
                   Marco Hi-Tech JV Ltd. (incorporated herein by reference to
                   Exhibit 10.14 to the January 30, 2006 8-K).

        10.15      Offer Letter, dated January 5, 2006, to Mark Auerbach from
                   Marco Hi-Tech JV Ltd (incorporated herein by reference to
                   Exhibit 10.15 to the January 30, 2006 8-K).

         16.1      Letter from Dale, Matheson, Carr-Hilton Labonte, dated as of
                   January 27, 2006 (incorporated herein by reference to Exhibit
                   10.16 to the January 30, 2006 8-K).

         99.1      Marco Hi-Tech JV Ltd. Balance Sheets as of September 30, 2005
                   (Unaudited) and December 31, 2004; Statements of Operations
                   and Accumulated Deficit for the nine months ended September
                   30, 2005 and 2004 (Unaudited) and the year ended December 31,
                   2004 and 2003. Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (Unaudited) and the year ended December 31, 2004 and 2003 (incorporated herein by
                   reference to Exhibit 99.1 to the January 30, 2006 8-K).

         99.2      Unaudited pro forma consolidated balance sheet as of
                   September 30, 2005 and unaudited pro forma consolidated
                   statement of operations for the year ended March 31, 2005 and for the six months ended September 30, 2005 (incorporated
                   herein by reference to Exhibit 99.2 to the January 30, 2006
                   8-K).

                                       46

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 1, 2006                 Neuro-Hitech Pharmaceuticals, Inc.

                                        By:   /s/ Reuben Seltzer
                                             ----------------------------------
                                             Reuben Seltzer
                                             Chief Executive Officer

                                INDEX TO EXHIBITS

      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

          2.1      Agreement of Merger and Plan of Reorganization, dated as of
                   January 24, 2006, by and among Neurotech Pharmaceuticals,
                   Inc., Marco Hi-Tech JV Ltd., and Marco Acquisition I, Inc
                   (incorporated herein by reference to Exhibit 2.1 to the
                   Company's Current Report on Form 8-K filed with the
                   Commission on January 23, 2006 (the "January 30, 2006 8-K")).

          3.1      Certificate of Incorporation of Northern Way Resources, Inc.,
                   a Delaware corporation (incorporated herein by reference to
                   Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on January 23, 2006 (the "Reincorporation
                   8-K")).

          3.2      Certificate of Ownership and Merger merging Northern Way
                   Resources, Inc, a Nevada corporation, and Northern Way
                   Resources, Inc., a Delaware corporation, and changing name of
                   Northern Way Resources, a Delaware corporation, to Neurotech
                   Pharmaceuticals, Inc. (incorporated herein by reference to
                   Exhibit 2.2 to the Reincorporation 8-K).

          3.3      Articles of Merger merging Northern Way Resources, Inc, a
                   Nevada corporation, and Northern Way Resources, Inc., a
                   Delaware corporation (incorporated herein by reference to
                   Exhibit 2.3 to the Reincorporation 8-K).

          3.4      Bylaws of Northern Way Resources, Inc., a Delaware
                   corporation (incorporated herein by reference to Exhibit 3.2 to the Reincorporation 8-K).

          3.5      Certificate of Merger of Marco Acquisition I, Inc. with and into Marco Hi-Tech JV Ltd. (incorporated herein by reference to Exhibit 3.5 to the January 30, 2006 8-K).

          3.6      Certificate of Merger of Marco Acquisition I, Inc. with and into Marco Hi-Tech JV Ltd. (incorporated herein by reference to Exhibit 3.6 to the January 30, 2006 8-K).

          3.7      Certificate of Amendment of Certificate of Incorporation of
                   Neurotech Pharmaceuticals, Inc., changing name to
                   Neuro-Hitech Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.7 to the January 30, 2006 8-K).

          4.1      Form of Common Stock Purchase Warrant Certificate
                   (incorporated herein by reference to Exhibit 4.1 to the
                   January 30, 2006 8-K).

          4.2      Warrant to purchase common stock of Marco-Hitech JV Ltd.
                   issued to Brown Brothers Harriman & Co. (incorporated herein by reference to Exhibit 4.2 to the January 30, 2006 8-K).

          4.3      Warrant to purchase common stock of Marco-Hitech JV Ltd.
                   issued to Barry Honig (incorporated herein by reference to
                   Exhibit 4.3 to the January 30, 2006 8-K).

         10.1      Neurotech Pharmaceuticals, Inc. 2005 Incentive Stock Plan
                   (incorporated herein by reference to Exhibit 10.1 to the
                   January 30, 2006 8-K).

         10.2      Neurotech Pharmaceuticals, Inc. 2005 Non-Employee Directors
                   Stock Option Plan (incorporated herein by reference to
                   Exhibit 10.2 to the January 30, 2006 8-K).

         10.3      Form of Private Placement Subscription Agreement
                   (incorporated herein by reference to Exhibit 10.3 to the
                   January 30, 2006 8-K).

         10.4      Form of Marco Hi-Tech JV Ltd. Registration Rights Agreement
                   (incorporated herein by reference to Exhibit 10.4 to the
                   January 30, 2006 8-K).

         10.5      Securities Purchase Agreement, dated January 5, 2006, by and between Marco Hi-Tech JV Ltd. and the investors signatory
                   thereto (incorporated herein by reference to Exhibit 10.5 to the January 30, 2006 8-K).

         10.6      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and Reuben
                   Seltzer (incorporated herein by reference to Exhibit 10.6 to the January 30, 2006 8-K).

         10.7      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and Alan
                   Kestenbaum (incorporated herein by reference to Exhibit 10.7 to the January 30, 2006 8-K).

         10.8      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and John
                   Abernathy (incorporated herein by reference to Exhibit 10.8 to the January 30, 2006 8-K).

         10.9      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and Mark
                   Auerbach (incorporated herein by reference to Exhibit 10.9 to the January 30, 2006 8-K).

        10.10      Director and Officer Indemnification Agreement dated January
                   24, 2006, between Neurotech Pharmaceuticals, Inc. and
                   Nicholas LaRosa (incorporated herein by reference to Exhibit
                   10.10 to the January 30, 2006 8-K).

        10.11      Lockup Agreement, dated as of January 23, 2006, by and among
                   Marco Hi-Tech JV Ltd. and the signatories thereto
                   (incorporated herein by reference to Exhibit 10.11 to the
                   January 30, 2006 8-K).

        10.12      Technology License Contract, dated as of June 1, 1997, by and between Mayo Foundation for Medical Education and Research and Marco Hi-Tech JV Ltd. (incorporated herein by reference to Exhibit 10.12 to the January 30, 2006 8-K).

        10.13      Clinical Research Agreement, dated March 1, 2002, by and
                   between Georgetown University and Marco Hi-Tech JV Ltd.
                   (incorporated herein by reference to Exhibit 10.13 to the
                   January 30, 2006 8-K).

        10.14      Offer Letter, dated January 6, 2006, to John Abernathy from
                   Marco Hi-Tech JV Ltd. (incorporated herein by reference to
                   Exhibit 10.14 to the January 30, 2006 8-K).

        10.15      Offer Letter, dated January 5, 2006, to Mark Auerbach from
                   Marco Hi-Tech JV Ltd (incorporated herein by reference to
                   Exhibit 10.15 to the January 30, 2006 8-K).

         16.1      Letter from Dale, Matheson, Carr-Hilton Labonte, dated as of
                   January 27, 2006 (incorporated herein by reference to Exhibit
                   10.16 to the January 30, 2006 8-K).

         99.1      Marco Hi-Tech JV Ltd. Balance Sheets as of September 30, 2005
                   (Unaudited) and December 31, 2004; Statements of Operations
                   and Accumulated Deficit for the nine months ended September
                   30, 2005 and 2004 (Unaudited) and the year ended December 31,
                   2004 and 2003. Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (Unaudited) and the year ended December 31, 2004 and 2003 (incorporated herein by
                   reference to Exhibit 99.1 to the January 30, 2006 8-K).

         99.2      Unaudited pro forma consolidated balance sheet as of
                   September 30, 2005 and unaudited pro forma consolidated
                   statement of operations for the year ended March 31, 2005 and for the six months ended September 30, 2005 (incorporated
                   herein by reference to Exhibit 99.2 to the January 30, 2006
                   8-K).